AGREEMENT OF REORGANIZATION

                                      AMONG

                            CANNON FINANCIAL COMPANY,
                      a Kansas corporation ("Corporation"),

                            ADVANCED FINANCIAL, INC.,
                         a Delaware corporation ("AFI"),

                                SEQUOIA COMPANY,
                               PIPER JAFFRAY, INC.
               (as custodian for the benefit of Terrence P. Dunn),
                                   JMO GROUP,
                                 MARK P. OFFILL
         (trustee of the Jean Offill Grandchildren's Irrevocable Trust),
                                DAVID W. OFFILL,
                                   LARRY DAVIS
                                       and
                                 CONSTANCE DAVIS
                         (collectively, "Shareholders"),

                                TERRENCE P. DUNN

                                       and

                                 MARK P. OFFILL


                                February 5, 1999

                                TABLE OF CONTENTS
                                -----------------


                                                                            Page
                                                                            ----



ARTICLE I.  REORGANIZATION.....................................................1
--------------------------
     1.01 Purchase and Sale of the Shares......................................1
     1.02 Purchase Price.......................................................2
     1.03 Adjustments to Purchase Price for Shareholders.......................2


ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.....................4
----------------------------------------------------------
     2.01 Corporate Organization, etc..........................................4
     2.02 Capital Stock; Options...............................................4
     2.03 Subsidiaries and Affiliates..........................................4
     2.04 Authorization, etc...................................................5
     2.05 No Violation.........................................................5
     2.06 Governmental Authorities.............................................5
     2.07 Financial Statements.................................................5
     2.08 No Undisclosed Liabilities, Claims, etc..............................5
     2.09 Absence of Certain Changes...........................................6
     2.10 Contracts............................................................6
     2.11 True and Complete Copies.............................................6
     2.12 Title and Related Matters............................................7
        (a) Real Property......................................................7
        (b) Personal Property.................................................10
        (c) Machinery, Equipment, Parts, Furniture, Tools, Vehicles
            and Other Tangible Assets.........................................10
        (d) No Disposition of Assets..........................................10
     2.13 Litigation..........................................................10
     2.14 Tax Matters.........................................................11
     2.15 Government Contracts................................................13
     2.16 Compliance with Law.................................................13
     2.17 Absence of Certain Business Practices...............................13
     2.18 ERISA and Related Employee Benefit Matters..........................14
        (a) Welfare Benefit Plans.............................................14
        (b) Pension Benefit Plans.............................................14
        (c) Compliance with Applicable Law....................................15
        (d) Administration of Plans...........................................15
        (e) Title IV Plans....................................................15
        (f) Other Employee Benefit Plans and Agreements.......................16
        (g) Copies of Plans...................................................16
        (h) Continuation Coverage Requirements for Health Plans...............16
        (i) Valid Obligations.................................................16
        (j) COBRA.............................................................16
        (k) Health Insurance..................................................17
     2.19 Intellectual Property...............................................17
     2.20 Customers...........................................................17
     2.21 Labor Relations.....................................................18
     2.22 Insurance...........................................................18
     2.23 Environmental.......................................................18
     2.24 Bank Accounts.......................................................20
     2.25 Compensation........................................................20
     2.26 Commitments.........................................................20
     2.27 Other Employee Matters..............................................21

     2.28 WARN................................................................21
     2.29 Overtime, Back Wages, Vacation and Minimum Wages....................21
     2.30 ADA.................................................................22
     2.31 Permits.............................................................22
     2.32 Shareholders'Acquisition of AFI's Stock.............................22
     2.33 Disclosure..........................................................23
     2.34 Survival............................................................23
     2.35 Public Announcements................................................23
     2.36 Make-up of Shareholder Group........................................23


ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF AFI...........................24
---------------------------------------------------
     3.01 Corporate Organization, etc.........................................24
     3.02 Authorization, etc..................................................24
     3.03 No Violation........................................................24
     3.04 Governmental Authorities............................................24
     3.05 Insurance...........................................................24
     3.06 AFI's Plan of Reorganization........................................25
     3.07 Unregistered Stock..................................................25
     3.08 Capital Stock; Options..............................................25
     3.09 Subsidiaries and Affiliates.........................................25
     3.10 Financial Statements................................................25
     3.11 No Undisclosed Liabilities, Claims, etc.............................25
     3.12 Absence of Certain Changes..........................................25
     3.13 Litigation..........................................................26
     3.14 Tax Matters.........................................................26
     3.15 Compliance with Law.................................................28
     3.16 Tax Loss Carry Forward..............................................29
     3.17 Disclosure..........................................................29
     3.18 Survival............................................................29


ARTICLE IV.  COVENANTS OF SHAREHOLDER.........................................29
-------------------------------------
     4.01 Amendments..........................................................29
     4.02 Capital Changes.....................................................29
     4.03 Dividends; Bonuses..................................................29
     4.04 Capital and Other Expenditures......................................29
     4.05 Borrowing...........................................................30
     4.06 Other Commitments...................................................30
     4.07 Full Access and Disclosure..........................................30
     4.08 Consents............................................................30
     4.09  Breach of Agreement................................................30
     4.10 Fulfillment of Conditions...........................................30
     4.11 Regular Course of Business..........................................30
     4.12 Conversion of Long-term Debt to Equity..............................31


ARTICLE V.  COVENANTS OF AFI..................................................31
----------------------------
     5.01 Books and Records...................................................31
     5.02 Fulfillment of Conditions...........................................31
     5.03 Piggyback Registration Rights.......................................31


ARTICLE VI.  COVENANT NOT TO COMPETE..........................................32
------------------------------------


ARTICLE VII.  OTHER AGREEMENTS................................................33
------------------------------

     7.01 Consultants, Brokers and Finders....................................33
     7.02 Consulting Agreement................................................34
     7.03 Taxes...............................................................34
     7.04 Anti-dilution.......................................................35
     7.05 Future Purchase of Shares...........................................35


ARTICLE VIII.  CONDITIONS TO THE OBLIGATIONS OF AFI...........................35
---------------------------------------------------
     8.01 Representations and Warranties; Performance.........................35
     8.02 Fairness Opinion....................................................36
     8.03 Consents and Approvals..............................................36
     8.04 Opinion of Counsel to Corporation and/or Shareholder................36
     8.05 No Proceeding or Litigation.........................................36
     8.06 Review..............................................................36
     8.07 Other Agreements....................................................36
     8.08 Board of Director Approvals.........................................36
     8.09 Stock...............................................................36
     8.10 Adverse Change......................................................37
     8.11 Computer Leases.....................................................37
     8.12 Execution of Escrow Agreement.......................................37
     8.13 Termination of Existing Consulting Agreements.......................37
     8.14 Resignation of Existing Officers and Directors......................37
     8.15 FMIC Line of Credit.................................................37
     8.16 Bankruptcy Court Approval...........................................37
     8.17 Koger Agreement.....................................................37
     8.18 SEC Filings.........................................................38
     8.19 FMIC Transaction....................................................38
     8.20 Greif Disclosure....................................................38


ARTICLE IX.  CONDITIONS TO THE OBLIGATIONS OF SHAREHOLDER.....................38
---------------------------------------------------------
     9.01 Representations and Warranties; Performance.........................38
     9.02 No Proceeding or Litigation.........................................38
     9.03 Payment.............................................................38
     9.04 Other Documents.....................................................38
     9.05 Other Agreements....................................................38
     9.06 Execution of Escrow Agreement.......................................39
     9.07 Computer Leases.....................................................39
     9.08 Koger Agreement.....................................................39
     9.09 SEC Filings.........................................................39
     9.10 FMIC Transaction....................................................39
     9.11 Greif Disclosure....................................................39
     9.12 FMIC Line of Credit.................................................39


ARTICLE X.  CLOSING...........................................................39
-------------------
     10.01 Closing............................................................39
     10.02 Deliveries at Closing..............................................39
     10.03 Legal Actions......................................................40
     10.04 Specific Performance...............................................40


ARTICLE XI.  INDEMNIFICATION..................................................41
----------------------------
     11.01 Indemnification by Shareholder.....................................41
     11.02 Tender of Defense for Damages......................................42
     11.03 Survival of Warranties.............................................42

ARTICLE XII.  MISCELLANEOUS PROVISIONS........................................42
--------------------------------------
     12.01 Amendment and Modification.........................................42
     12.02 Waiver of Compliance; Consents.....................................42
     12.03 Expenses...........................................................43
     12.04 Notices............................................................43
     12.05 Definitions........................................................44
     12.06 Assignment.........................................................44
     12.07 Governing Law......................................................44
     12.08 Counterparts.......................................................44
     12.09 Neutral Interpretation.............................................44
     12.10 Headings...........................................................44
     12.11 Release of All Claims..............................................44
     12.12 Confidentiality....................................................45
     12.13 Entire Agreement...................................................45

                           AGREEMENT OF REORGANIZATION
                           ---------------------------


     THIS AGREEMENT ("Agreement"), dated as of the 5th day of February, 1999, is made by and among SEQUOIA COMPANY, PIPER JAFFRAY, INC., custodian for the benefit of Terrence P. Dunn, JMO GROUP, MARK P. OFFILL, Trustee of the Jean Offill Grandchildren's Irrevocable Trust, DAVID W. OFFILL, and LARRY DAVIS and CONSTANCE DAVIS, husband and wife (collectively and individually the "Shareholders"), CANNON FINANCIAL COMPANY, a Kansas corporation (the "Corporation"), ADVANCED FINANCIAL, INC., a Delaware corporation ("AFI"),
TERRENCE P. DUNN, individually ("Dunn"), and MARK P. OFFILL, individually ("Offill").

                                    RECITALS
                                    --------

     A. Shareholders are the owners of all the issued and outstanding stock of Corporation; and

     B. AFI desires to acquire all the issued and outstanding stock of Corporation from Shareholders, and Shareholders are willing to sell the same to AFI in a nontaxable reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, pursuant to the terms and provisions hereinafter set forth; and

     C. On November 13, 1998, the United States Bankruptcy Court for the District of Kansas entered an order confirming the First Amended Joint Plan of Reorganization dated July 29, 1998 of AFI and its wholly-owned subsidiary, AFI Mortgage, Corp. ("Plan of Reorganization"). No appeal was taken by any party and the order confirming the Plan of Reorganization is final and non-appealable.

     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                 REORGANIZATION
                                 --------------

     1.01 Purchase and Sale of the Shares. At the Closing Date (as hereinafter defined) and in the manner herein provided, Shareholders shall sell, transfer and deliver all of the shares of capital stock of Corporation (hereinafter collectively called the "Shares") to AFI, and AFI shall purchase the Shares from Shareholders pursuant to a transaction that is intended to qualify as a nontaxable reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Shareholders acknowledge that AFI has not made and makes no representation or warranty to Shareholders that Shareholders' exchange of shares hereunder will actually qualify for a non-taxable treatment pursuant to Internal Revenue Code of 1986, as amended. Shareholders acknowledge that they are obtaining their own tax advice from their own representatives and will not look to AFI with respect to any of that advice, and hereby releases and agrees to forever hold AFI harmless from any claim, liability, obligation, cost or expense whatsoever as a result of their desire that this transaction qualify for non-taxable treatment pursuant to the Internal Revenue Code.

     1.02 Purchase Price. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of Shareholders herein contained, and in consideration of the sale, conveyance, transfer and delivery of the Shares provided for in this Agreement, AFI agrees to pay to Shareholders at the Closing an aggregate purchase price (the "Purchase Price") as follows:

          (a) AFI will transfer to Shareholders the sum of One Million Five Hundred Thousand (1,500,000) shares of AFI's common voting stock having a par value of One One-thousands Cents ($0.001) per share. The Purchase Price shall be allocated among the Shareholders, on a pro rata basis, based upon each Shareholder's percentage ownership interests of the Shares as of the Closing Date, as set forth in Exhibit 2.02. The Purchase Price payable to ------------ Shareholders shall be subject to the terms and provisions contained within this Agreement. The Purchase Price payable to Shareholders and the number of shares to be issued to Shareholders may be adjusted as a result of the terms and provisions contained within Section 1.03 hereafter.

     1.03 Adjustments to Purchase Price to Shareholders.

          (a) Shareholders hereby agree to place the shares received by them from the payment of the Purchase Price pursuant to Section 1.02 above, into escrow, with Evans & Mullinix, P.A. as the independent escrow agent, to be held pending compliance with Sections 1.03(b) and 1.03(c) hereafter and pending the completion of their indemnity obligations in Section 8 hereof. The parties agree that the escrow shall be accomplished pursuant to the escrow agreement attached hereto as Exhibit 1.03 and incorporated herein by this referenced ("Escrow Agreement"), with all expenses of the escrow agent as a result of its service to be split equally between (a) AFI and (b) Shareholders.

          (b) Shareholders and AFI agree to cause Corporation, at AFI's expense, by no later than sixty (60) days after the Closing Date, to prepare an audited balance sheet and income statement of Corporation as of the Closing Date ("Closing Balance Sheet") to be prepared in accordance with generally accepted accounting principles by the accounting firm of Grant Thornton and in a manner agreeable to AFI and its accountants. To the extent that the net book value on said Closing Balance Sheet ("Closing Owner's Equity") is less than Six Hundred Thousand Dollars ($600,000), but greater than or equal to Five Hundred Thousand Dollars ($500,000), Shareholders agree that for each One Dollar ($1) that Closing Owner's Equity is less than Six
     Hundred Thousand Dollars ($600,000) they shall disgorge two (2) Shares ("Forfeited Shares").

This adjustment  in  Purchase  Price  received as a result of the  operation  of
     Section 1.03(b) shall be accomplished by the surrender of the Forfeited Shares by Shareholders within thirty (30) days after completion of the Closing Balance Sheet. In the event that the Closing Owner's Equity does not result in a whole number, the parties agree that to the extent that the fractional portion of the Closing Owner's Equity is less than one-half (*), the Closing

     Owner's Equity will be rounded down to the next whole number, and if the fraction is one-half (*) or greater, the Closing Owner's Equity shall be rounded up to the next whole number. The rights of the parties, pursuant to the escrow, shall be governed by the Escrow Agreement. Net book value, for purposes of the calculation of Closing Owner's Equity, shall be Corporation's total assets, less total liabilities, as of the Closing Date, with such balance sheet adjusted to reflect the conversion of Corporation's long-term debt amounting to One Hundred Seventy-five Thousand Dollars ($175,000) to equity as described in Section 4.13 herein, and further deducting as liabilities any and all expenses required to be paid by Corporation pursuant to this Agreement (except for the legal fees incurred by Corporation in connection with this transaction).

          (c) In the event that the Closing Owner's Equity is less than Five Hundred Thousand Dollars ($500,000), Shareholders shall have ten (10) business days from receipt of the notice of same from AFI in order to contribute assets to Corporation sufficient to, in the reasonable opinion of AFI and AFI's accountants, raise the Closing Owner's Equity to at least Five Hundred Thousand Dollars ($500,000). If Shareholders fail to contribute said assets within the ten (10) business days provided for herein, Shareholders hereby agree to disgorge, a number of shares equal to three (3) shares for each Fifty Cents ($.50) in value that the Closing Owner's Equity is less than Five Hundred Thousand Dollars ($500,000). This adjustment in Purchase Price received as a result of the operation of this
     Section 1.03(c) shall be accomplished by the surrender of such shares by Shareholders within thirty (30) days after the written election by AFI of this option. In the event that the Forfeited Shares result in fractional shares or after division between Shareholders result in individual fractional share amounts for any Shareholders, to the extent the fraction is less than one-half (.5), the fractional shares will be rounded down to the next whole number, and if one-half (.5) or greater, shall be rounded up to the next whole number. The disgorgement of shares as a result of the operation of this subparagraph (c) shall be governed according to the terms of the Escrow Agreement.

          (d) Notwithstanding anything herein contained to the contrary, if Shareholders disagree with the Closing Owner's Equity determined by the accountants retained by AFI, Shareholders shall give written notice of same to AFI within ten (10) business days of the receipt of such audit. In such event, Shareholders shall retain accountants at their own expense, and the accountants retained by Shareholders shall consult with the accountants retained by AFI. If the two accounting firms can agree on the Closing Owner's Equity, then the agreed upon determination shall control Closing Owner's Equity for purposes of the provisions of this Section 1.03. If such two accounting firms cannot agree of the value of the Closing Owner's
     Equity, then the two accounting firms shall mutually select a third accounting firm that shall resolve any differences. The decision of such third accounting firm as to the Closing Owner's Equity shall be determinative on the parties hereto. The expense of the third accounting firm shall be shared equally by AFI and Shareholders.

          (e) In the event that the Closing does not occur by February 19, 1999, without AFI or Shareholders, respectively, exercising the rights they have to cancel the Agreement prior to Closing under Articles VIII and IX of the Agreement, respectively,

     Shareholders shall be entitled to a penalty for said failure to close equal to two thousand (2,000) shares of AFI stock for each day after February 19, 1999, that Closing fails to occur ("Penalty Shares"). However, in no event shall the payment of the Penalty Shares as discussed herein cause, after all other adjustments provided for in this Section 1.03, the total Shares received by Shareholders to exceed one million five hundred thousand (1,500,000) shares. Any Penalty Shares delivered to Shareholders as a result of this Section 1.03(e) shall be allocated proportionately to Shareholders based upon their share holdings in Corporation prior to Closing. In addition, any Penalty Shares received as a result of the operation of this Section 1.03(e) shall constitute "Shares" subject to the indemnification provisions of this Agreement and subject to the Escrow Agreement.

                                   ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS
                 ----------------------------------------------

Shareholders, jointly and severally, and after consultation with Corporation's officers and directors, both on the date of this Agreement and as of Closing, represent and warrant to AFI and Corporation as follows:

     2.01 Corporate Organization, etc. Corporate Organization, etc. Corporation is a Subchapter C corporation duly organized, validly existing and in good standing under the laws of the State of Kansas, with all requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. Corporation is authorized to do business, and is in good standing, in the State of Missouri. The conduct of its business and its ownership or use of property do not require Corporation to be qualified or licensed to do business as a foreign corporation in any state other than the State of Missouri. Exhibit 2.01 contains complete and correct copies of Corporation's (i) articles or certificate of incorporation, as amended to the Closing Date, (ii) bylaws, as amended to the Closing Date, and (iii) minutes, current through the Closing Date. Corporation has all federal, state, local and foreign licenses, permits or other approvals required for the operation of its business as now being conducted.

     2.02 Capital Stock; Options. The authorized capital stock of Corporation and the shares of capital stock issued and outstanding, of all classes, and the respective holdings of each Seller are as set forth in Exhibit 2.02 and Corporation has no treasury stock. All issued and outstanding shares of capital stock are validly issued, fully paid and nonassessable and are owned by Shareholders, free and clear of all liens, encumbrances or claims. There are no issued and outstanding options, warrants, rights, securities, contracts, commitments, understandings, profit sharing or retirement plans, or other arrangements by which Corporation is bound to issue any additional shares of its capital stock or options to purchase shares of its capital stock.

     2.03 Subsidiaries and Affiliates. Except as set forth in Exhibit 2.03, Corporation has no subsidiaries, Affiliates or investments in any other entity or business operation. The term "Affiliates" means, for the purpose of this Agreement, each shareholder, director, officer and employee of Corporation, the family members of each Shareholder, Trustees of the Shareholders, and any director, officer or employee of Corporation, and any corporation, partnership or other entity in which Corporation, any Shareholder, any family member of a Shareholder or director or officer of Corporation has any financial interest or is a controlling person, as that term is used in connection with the federal securities laws.

     2.04 Authorization, etc. Both Corporation and Shareholders have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

     2.05 No Violation. Except as set forth in Exhibit 2.05, neither Corporation, nor Shareholders, are subject to or obligated under any article or certificate of incorporation, bylaw, Law (as defined in Section 12.05), or any agreement or instrument, or any license, franchise or permit, which would be breached or violated by the execution, delivery and performance of this Agreement by Shareholders or Corporation. Shareholders and Corporation will comply with all applicable Laws in connection with their or its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Shareholders and Corporation does not require the consent of any third party, and neither conflicts with, results in a breach of, or constitutes a default under any applicable law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or government to which either Corporation or Shareholders may be subject, nor does it conflict with, constitute grounds for termination of, result in a breach of, or constitute a default under, any agreement, instrument, license or permit to which either Corporation or Shareholders are now subject.

     2.06 Governmental Authorities. Except as set forth on Exhibit 2.06, neither Shareholders nor Corporation are required to submit any notice, report or other filing with, and no consent, approval or authorization is required, by any governmental or regulatory authority in connection with Shareholders' or Corporation's execution, delivery, consummation or performance of this Agreement or the consummation of the transactions contemplated hereby.

     2.07 Financial Statements. Exhibit 2.07 contains Corporation's statements of financial position as of December 31, 1998, and statements of income and retained earnings for the period ending December 31, 1998. All such statements of financial position and the notes thereto are complete and accurate, contain a listing of all assets and liabilities of Corporation and fairly present the financial position of Corporation as of the respective dates thereof, and such statements of income and retained earnings and the notes thereto fairly present the results of operations for the periods therein referred to. Other than accrued income taxes not yet due and payable, all such statements include all adjustments (all of which were normal recurring adjustments) necessary to fairly present the financial position, results of operations and changes in financial position at and for such periods. The statement of financial position and statement of income and retained earnings as of December 31, 1998, are referred to collectively as the "Balance Sheet." December 31, 1998, is referred to as the "Financial Statement Date."

     2.08 No Undisclosed Liabilities, Claims, etc. Except for (a) liabilities fully reflected or reserved against in the Balance Sheet; (b) liabilities disclosed on Exhibit 2.08; and (c) regular and usual liabilities and obligations incurred in the ordinary course of business consistent with the Corporation's past practices, Corporation has no liabilities, obligations or claims (absolute, accrued, fixed or contingent, matured or unmatured, or otherwise), including liabilities, obligations or claims which may become known or which arise only after the Closing and which result from actions, omissions or occurrences of Corporation prior to the Closing.

     2.09 Absence of Certain Changes. Since the Financial Statement Date, except as set forth on Exhibit 2.09, there has not been (a) any damage, destruction or loss to physical property, whether covered by insurance or not, adversely affecting Corporation's properties and business; (b) any declaration, setting aside or payment of any dividend whether in cash, stock or property with respect to Corporation's capital stock, or any redemption or other acquisition of such stock by Corporation; (c) any increase in the compensation payable or to become payable by Corporation to its directors, officers, key employees, Affiliates or Shareholders, except as referenced in Section 4.03 hereafter, or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such party; (d) any entry into any commitment or transaction involving borrowing or capital expenditure; (e) any termination or waiver of any rights of value to the business of Corporation, except for discounting of credit receivables in the ordinary course of business;
(f) any adoption or amendment of any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, or other plan, agreement, trust, fund or arrangement for the benefit of employees; (g) any agreement or understanding made or entered into to do any of the foregoing; or (h) any other material change in the business, properties or financial condition of the Corporation, other than those changes affecting the collection industry generally and that have occurred in the ordinary course of business.

     2.10 Contracts. Exhibit 2.10 contains a schedule of, and copies of, all Contracts to which Corporation is a party. The term "Contracts" shall include, but shall not be limited to, all oral (which shall be summarized in Exhibit 2.10) and written contracts, agreements, agency agreements, loan agreements, mortgages, indentures, deeds of trust, guarantees, commitments, joint venture agreements, purchase and/or sale agreements, collective bargaining, union, consulting and/or employment contracts, leases of real or personal property, easements, advertising or marketing agreements, expense sharing agreements, suite or sign rental agreements, distribution or dealer agreements, service agreements, and license agreements (except there shall not be included agreements entered into in the ordinary course of business which do not exceed, in the case of any one agreement, an obligation of $5,000, and in the case of all agreements, an aggregate obligation of $15,000). Except as set forth on
Exhibit 2.10, Corporation is not in default or alleged to be in default under any Contract nor is Corporation aware of any default by any other party to any Contract, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute a default under any Contract. Except as set forth on Exhibit 2.10, all of the Contracts are in full force and effect and constitute legal, valid and binding obligations of the parties thereto in accordance with their terms, and will not be changed, modified, breached or violated by virtue of the sale of the Shares hereunder. No notice to or consent by any other party is required by virtue of the consummation of the transactions described in this Agreement.

     2.11 True and Complete Copies. Copies of all agreements, contracts and documents delivered and to be delivered hereunder by Corporation or Shareholders are and will be true and complete copies of such agreements, contracts and documents. All written summaries of oral agreements will be true and complete.

     2.12 Title and Related Matters. Except as set forth in Exhibit 2.12, Corporation has good and marketable title to all of the properties and assets, tangible and intangible, reflected in the Balance Sheet or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with the Corporation's past practices) free and clear of all mortgages, security interests, liens, pledges, claims, escrows, options, rights of first refusal, indentures, easements, licenses, security agreements or other agreements, arrangements, contracts, commitments, understandings, obligations, charges or encumbrances of any kind or character, except as reflected on the Balance Sheet. Corporation owns or leases, directly or indirectly, all of the assets and properties reflected in the Balance Sheet, and is a party to all licenses and other agreements, presently used or necessary to carry on the business or operations of Corporation as presently conducted.

          (a)  Real Property

               (i) Corporation is not a tenant under any lease(s) of real property used by Corporation except as described on Exhibit 2.10 ("Lease(s)"). With respect to the leased real property described on
          Exhibit 2.10 and except as set forth on Exhibit 2.12: (A) all such Leases are in full force and effect and constitute valid and binding obligations of the respective parties thereto; (B) there have not been and there currently are not any defaults thereunder by any party thereto; (C) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the lessor to terminate any such Lease; and (D) the continuation, validity and effectiveness of all such leases under the current rentals and other current terms thereof will in no way be affected by the transactions contemplated by this Agreement or, if any would be affected, Shareholders shall use all necessary means at their disposal to cause an appropriate consent to such transactions to be delivered to AFI prior to the Closing Date at no cost or other adverse consequences to Corporation ((A) through (D) are hereinafter collectively referred to as "Lease Restrictions").

               (ii) The real property leased by Corporation is of good quality construction throughout, are in good condition and working order, are adequate for their intended purposes, and have no structural or other substantial deficiencies.

               (iii) With respect to the leased site leases (as hereinafter defined):

                    a) Corporation is the sole owner of the lessee's interest in the Lease dated August 1, 1998 ("Leased Site Lease") from Berman, DeLeve, Kuchan & Chapman, LC ("Landlord") to Corporation of the property located at 1900 Commerce Tower, 911 Main, Kansas City, Missouri 64105, and the Leased Site Lease is in full force and effect without current default by either Corporation or the Landlord, except as set forth on Exhibit 2.12(a) attached hereto.

                    b) A true and  complete  copy of the Leased Site Lease,  and all amendments and other agreements relating thereto, has been delivered by Corporation to AFI. The Leased Site Lease has not been and will not be modified subsequent to delivery of full copies of the same to AFI pursuant hereto. Corporation does not claim, and knows of no person or entity claiming any right to or interest in all or any part of the Leased Sites, except the lessor thereunder.

                    c) All obligations of the lessor under the Leased Site Lease with respect to the performance of work or the installation of equipment or materials required to have been performed at or prior to the date hereof have been fully observed and performed, and there are no agreements.

                    d) Corporation  does not have any  purchase  option or other interest (other than its leasehold tenancy for a specified term, as stated in the Leased Site Lease) in the Property covered by the Leased Site Lease.

                    e) If required by AFI, Corporation shall cause delivery of a landlord estoppel letter from each of the lessors in substantially the form as attached hereto as Exhibit 2.12(b). In addition, Corporation shall cause delivery of nondisturbance agreements from any ground lessor or mortgagee of the respective leased properties, in form acceptable to AFI.

               (iv) There is no pending condemnation or similar proceeding affecting the property which is subject to the Leased Site Lease (the "Leased Premises" or "Property"), and Corporation has not received any written notice, and has no knowledge, that any such proceeding is contemplated.

               (v) Shareholders have no knowledge that the continued ownership, operation, use and occupancy of the Leased Premises violates any zoning, building, health, flood control, fire or other law, ordinance, order or regulation or any restrictive covenant. To Shareholders' knowledge, there are no violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement, affecting any portion of the Leased Premises, and no written notice of any such violation has been issued by any governmental authority.

               (vi) The Improvements located on the Leased Premises (including without limitation all mechanical, electric, water, air conditioning and heating systems and appliances included therein) (1) have been constructed in a good and workmanlike manner, free from defects in workmanship and material, are in good working order and condition, and do not require any repair or replacement other than minor, routine maintenance and (2) have been constructed and are being occupied, maintained and operated in compliance with all applicable laws, regulations, insurance requirements, contracts, leases, permits, licenses, ordinances, restrictions, building set back lines, zoning regulations, covenants, reservations and easements, and neither Corporation nor its stockholders, directors, officers or employees has received any notice, written or verbal, claiming any violation of any of the same or requesting or requiring the performance of any repairs, alterations or other work in order to so comply; all required certificates of occupancy have been duly issued and remain outstanding and in effect with regard to the Property.

               (vii) No work has been performed or is in progress at the Leased Premises, and no materials have been furnished to the Leased Premises or any portion thereof, which might give rise to mechanic's, materialman's or other liens against the Leased Premises.

               (viii)There is sufficient utility service available to the Leased Premises (including without limitation, gas, electricity, water, sewer capacity and telephone service) for the operations presently being conducted thereat.

               (ix) There are no adverse parties in possession of the Leased Premises and no parties in possession thereof except Corporation, and no party has been granted any license, lease, or other right relating to the use or possession of the Leased Premises except the Corporation.

               (x) There are no contracts or other obligations outstanding for the sale, exchange or transfer of the Leased Premises or any portion thereof or the business operated thereat.

               (xi) The condition of the Leased Premises at Closing shall be such that all deferred repairs and maintenance shall be completed and all mechanical systems, appliances, plumbing, electrical systems and heating and air-conditioning systems shall be in good working order.

               (xii) There are no actions, suits, claims, proceedings or causes of action which are pending or have been threatened or asserted against, or are affecting, Corporation or the Leased Premises or any part thereof in any court or before any arbitrator, board or governmental or administrative agency or other person or entity which might have an adverse effect on the Leased Premises, Improvements, Personalty or any portion thereof or on AFI's ability to operate the Leased Premises as an engineering operation from and after the date hereof.

               (xiii)The Leased Premises has free, uninterrupted access to and from one or more publicly dedicated streets, highways or roads.

               (xiv) All ad valorem taxes,  occupancy  taxes,  sales taxes,  use taxes, employment, withholding and unemployment taxes and all other taxes, excises and assessment, and all of the bills, costs, expenses and other liabilities whatsoever required to be paid by the
          Corporation under the Leased Site Lease or to its operation or maintenance (including without limitation, all obligations for salaries, wages, earned vacation pay, inventory and supplies, services, maintenance and repair, signed rental, telephone rental, other equipment rental, if any, utilities, and all other expenses related to the maintenance or operation of the Leased Premises) accrued or assessable through December 31, 1998; and in the case of any such taxes, excises and other assessments, all returns for periods through December 31, 1998, have been properly filed.

          (b) Personal Property. Corporation has good and marketable title to all the personal property and assets, tangible or intangible, shown on the Balance Sheet and listed on Exhibit 2.12, except to the extent sold or disposed of in transactions entered into in the ordinary course of business consistent with the Corporation's past practices since the Financial Statement Date. None of such assets are subject to any (i) contracts of sale or lease, except contracts for the sale of inventory in the ordinary and regular course of business; or (ii) security interests, encumbrances, liens or charges of any kind or character, except as set forth in Exhibit 2.12.

          (c) Machinery, Equipment, Parts, Furniture, Tools, Vehicles and Other Tangible Assets. All machinery, equipment, parts, furniture, tools, vehicles and other tangible assets shall be in good operating condition, ordinary wear and tear excepted, on the Closing Date.

          (d) No Disposition of Assets. There has not been since the Financial Statement Date any sale, lease or any other disposition or distribution by Corporation of any of its assets or properties and any other assets now or hereafter owned by it, except transactions in the ordinary and regular course of business consistent with past practices or as otherwise consented to by AFI. In addition, there will be no sale, lease or other disposition of any of its assets or properties and any other assets now or hereafter owned by it, between the date of this Agreement and Closing, except for transactions in the ordinary course of business.

     2.13 Litigation. Except as set forth in Exhibit 2.13, there is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholders, threatened against Shareholders or Corporation which, if adversely determined, would adversely affect the business, prospects, operations, earnings, properties or the condition, financial or otherwise, of Corporation nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Corporation having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect.

     2.14 Tax Matters. The term "Taxes" means all net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees or assessments, or other governmental charges of any kind whatsoever, together with any interest, fines and any penalties, additions to tax or additional amounts incurred or accrued under applicable Laws or assessed, charged or imposed by any governmental authority, domestic or foreign, provided that any interest, penalties, additions to tax or additional amounts that relate to Taxes for any taxable period (including any portion of any taxable period ending on or before the Closing Date) shall be deemed to be Taxes for such period, regardless of when such items are incurred, accrued, assessed or imposed. For the purposes of this Section 2.14 and Section 7.04, Corporation shall be deemed to include any predecessor of Corporation or any person or entity from which Corporation incurs a liability for Taxes as a result of any transferee liability, except as stated in Exhibit 2.14.1:

          (a) Corporation has duly and timely filed (and prior to the Closing Date will duly and timely file) true, correct and complete tax returns, reports or estimates, all prepared in accordance with applicable Laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such returns, reports or estimates were due. All Taxes shown as due and payable on such returns, reports and estimates have been paid, and there is no current liability for any Taxes due and payable in connection with any such returns. There are no unpaid assessments for additional Taxes for any period nor is there any basis therefor. Attached hereto as Exhibit 2.14.2 are copies of the 1994, 1995 and 1996 federal, state and foreign tax returns filed by Corporation.

          (b) Corporation is not, and never has been, a member of any consolidated, combined or unitary group for federal, state, local or foreign tax purposes except as set forth in Exhibit 2.14.1. Corporation is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income tax purposes.

          (c) Corporation has (i) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; (ii) paid all employer contributions and premiums and (iii) filed all federal, state, local and foreign returns and reports with respect to employee income tax withholding, and social security and unemployment taxes and premiums, all in compliance with the withholding tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as in effect for the applicable year or any prior provision thereof and other applicable Laws.

          (d) No deficiencies or reassessments for any Taxes have been proposed, asserted or assessed against Corporation by any federal, state, local or foreign taxing authority. Exhibit 2.14.1 describes the status of any federal, state, local or foreign tax audits or other administrative proceedings, discussions or court proceedings that are presently pending with regard to any Taxes or tax returns of
     Corporation (including a description of all issues raised by the taxing authorities in connection with any such audits or proceedings), and no additional issues are being asserted against Corporation in connection with any existing audits or proceedings.

          (e) Corporation has not executed or filed any agreement or other document extending the period for assessment, reassessment or collection of any Taxes, and no power of attorney granted by Corporation with respect to any Taxes is currently in force.

          (f) Corporation has not entered into any closing or other agreement with any taxing authority which affects any taxable year of Corporation ending after the Closing Date. Corporation is not a party to any tax sharing agreement or similar arrangement for the sharing of tax liabilities or benefits.

          (g) Corporation has not agreed to and is not required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Closing Date. The Internal Revenue Service ("IRS") has not proposed to Corporation any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date. Corporation has no application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date.

          (h) Corporation has not consented to the application of Code Section 341(f).

          (i) There is no contract, agreement, plan or arrangement covering any employee or former employee of Corporation that, individually or collectively, could give rise to the payment by Corporation of any amount that would not be deductible by reason of Code Section 280G.

          (j)  No asset of Corporation  is tax  exempt use  property  under Code
     Section 168(h). No portion of the cost of any asset of Corporation has been financed directly or indirectly from the proceeds of any tax exempt "State or local government bond" or any other obligation described in Code Section 103(a).

          (k) None of the assets of Corporation is property that Corporation is required to treat as being owned by any other person pursuant to the safe harbor lease provision of former Code Section 168(f)(8).

          (l) Corporation does not have and has not had a permanent establishment in any foreign country and does not and has not engaged in a trade or business in any foreign country. Neither Shareholders nor Corporation are foreign persons within the meaning of Code Section 1445.

          (m) Corporation will not be liable for any federal, state, local, foreign and other sales, use, documentary, recording, stamp, transfer or similar Taxes applicable to, imposed upon or arising out of the transfer of the Shares to AFI and the transactions contemplated by this Agreement.

     2.15 Government Contracts. Except as set forth in Exhibit 2.15, no Contract or other aspect of the business of Corporation is subject to the Federal Procurement Regulations or other regulations of any governmental agency. Corporation has not bid on or been awarded any "small business set aside contract," any other "set aside contract" or other order or contract requiring small business or other special status at any time. None of Corporation's expected sales or orders will be lost, and Corporation's customer relations will not be damaged, as a result of AFI's continuing the operations of Corporation as an entity that does not qualify as a small business.

     2.16 Compliance with Law.

          (a) Corporation has not previously failed and is not currently failing to comply with any applicable Laws relating to the business of Corporation or the operation of its assets where such failure or failures would individually or in the aggregate have an adverse effect on the financial condition, business, operations or prospects of Corporation. In particular, but without limiting the generality of the foregoing,Corporation is in compliance with all applicable Laws relating to anti-competitive practices, price fixing, health and safety, environmental, employment and discrimination matters. There are no proceedings of record and no proceedings are pending or threatened, nor has Corporation or either Seller received any written notice regarding, or is otherwise aware of, any violation of any Law, including, without limitation, any requirement of OSHA or any pollution or environmental control agency (including air and water).

          (b) Exhibit 2.16 contains copies of all reports of inspections by representatives of any federal, state or local governmental entity or agency of the business and properties of Corporation through the date hereof under OSHA and under all other applicable health, safety or environmental Laws. The deficiencies, if any, noted on such reports or any deficiencies noted by such inspections through the Closing Date shall be corrected by the Closing Date. Neither Corporation nor Shareholders know or have reason to know of any other safety, health, environmental, anti-competitive or discrimination problems relating to the financial condition, business, assets, operations, prospects, earnings or employment practices of Corporation.

     2.17 Absence of Certain Business Practices. Shareholders, nor any person or entity related to or affiliated with Shareholders, any officer, employee or agent of Corporation or Shareholders, nor any other person or entity acting on behalf of or associated with Corporation or Shareholders, nor any other entity directly or indirectly owned or controlled by Corporation or Shareholders, acting alone or together, has: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefit, regardless of its nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other entity or individual with whom Corporation has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other person or entity who is or may be in a position to help or hinder the business of Corporation (or assist Corporation in connection with any actual or proposed transaction); which might subject

Corporation to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

     2.18 ERISA and Related Employee Benefit Matters.

          (a) Welfare Benefit Plans. Exhibit 2.18.1 lists and includes a copy of each "employee welfare benefit plan" (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA")) maintained by Corporation or to which Corporation contributes or is required to contribute, including any multi-employer plan ("Welfare Benefit Plan") and sets forth as of the most recent valuation date (i) the amount of any liability of Corporation for payments due with respect to any Welfare Benefit Plan, (ii) the amount of any payment made and to be made, stated separately, by Corporation with respect to any Welfare Benefit Plan for the plan year during which the Closing is to occur, and (iii) with respect to any Welfare Benefit Plan to which Section 505 of the Code applies, a statement of assets and liabilities for such Welfare Benefit Plan as of the most recent valuation date. Without limiting the foregoing,
     Exhibit 2.18.1 discloses any obligations of Corporation to provide retiree health benefits to current or former employees of Corporation. Corporation neither maintains nor participates in any "multiple employer welfare plans" (within the meaning of Section 3(40) of ERISA) which are not a Welfare Benefit Plan. Any Welfare Benefit Plans previously maintained or administered by Corporation have been closed out and terminated in accordance with appropriate federal and state law and no continuing liability exists to Corporation as a result of the maintenance, administration, closeout and termination of said plans.

          (b) Pension Benefit Plans. Exhibit 2.18.2 lists and includes a copy of each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) maintained by Corporation or to which Corporation contributes or is required to contribute, including any multi-employer plan ("Pension Benefit Plan"). All costs of the Pension Benefit Plans have been provided for on the basis of consistent methods and, if applicable, in accordance with sound actuarial assumptions and practices that are acceptable under ERISA. With respect to each Pension Benefit Plan that is subject to Title I, Part 3 of ERISA (concerning "funding"), Exhibit 2.18.2 sets forth as of the valuation date (i) the unfunded liability for all accrued benefits,
     (ii) the funding method, (iii) the actuarially computed value of vested benefits, (iv) the fair market value of the assets held for funding purposes, (v) the amount and plan year of any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA (arising for any reason whatever) that exists with respect to any plan year, and (vi) the amount of any contribution by Corporation paid and to be paid, stated separately, for the plan year during which the Closing is to occur. With respect to each Pension Benefit Plan that is not subject to Title I, Part 3 of ERISA, Exhibit 2.18.2 sets forth as of the valuation date (i) the amount of any liability of Corporation for any contributions due with respect to such Pension Benefit Plan and (ii) the amount of any contribution paid and to be paid, stated separately, by Corporation with respect to such Pension Benefit Plan for the plan year during which the Closing is to occur. Any Pension Benefit Plans previously maintained or administered by Corporation have been closed out and terminated in accordance with appropriate federal and state law and no continuing liability exists to Corporation as a result of the maintenance, administration, closeout and termination of said plans.

          (c) Compliance with Applicable Law. Each of the Pension Benefit Plans, Welfare Benefit Plans any related trust agreements, annuity contracts, and other funding instruments, comply with the provisions of ERISA and the Code and all other statutes, orders, governmental rules and regulations applicable to such Welfare Benefit Plans and Pension Benefit Plans. Corporation has performed all of its obligations currently required to have been performed under all Welfare Benefit Plans and Pension Benefit Plans. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against or with respect to any Welfare Benefit Plans, Pension Benefit Plans or the assets of or party in interest with respect to such plans, and no facts exist that could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of or party in interest with respect to such plans. Each Pension Benefit Plan is qualified in form and operation under
     Section 401(a) of the Code, the Internal Revenue Service has issued a favorable determination letter with respect to each Pension Benefit Plan, and no event has occurred that will or could give rise to a disqualification of any Pension Benefit Plan under Code section 401(a). No event has occurred that will or could subject any Welfare Benefit Plan or Pension Benefit Plan to tax under Section 511 of the Code.

          (d) Administration of Plans. Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in compliance with the requirements of ERISA and the Code. No plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in (i) any transaction in violation of Section 406(a) or (b) of ERISA, or (ii) any "prohibited transaction" (within the meaning of Section 408 of ERISA or Section 4975(c)(1) of the Code) for which no exemption exists under Section 408 of ERISA or Section 4975(d) of the Code.

          (e) Title IV Plans. With respect to each Pension Benefit Plan which is subject to the provisions of Title IV of ERISA in which Corporation (for purposes of this subsection "Seller" shall include each trade or business, whether or not incorporated, which is a member of a group of which Corporation is a member and which is under common control within the meaning of Section 414 of the Code and the regulations thereunder) participates or has participated, (i) Corporation has not withdrawn from such Pension Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a) (2) of ERISA), (ii) Corporation has not completely or partially withdrawn from a Pension Benefit Plan that is a multi-employer plan, and the liability to which Corporation would become subject under ERISA if Corporation were to withdraw completely from all multi-employer plans in which it currently participates is not in excess of Ten Thousand Dollars ($10,000) as of the most recent valuation date applicable thereto, (iii) Corporation has not filed a notice of intent to terminate any such Pension Benefit Plan or adopted any amendment to treat such Pension Benefit Plan as terminated, (iv) the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any such Pension Benefit Plan, (v) no other event or condition has occurred that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a Trustee to administer, any such Pension Benefit Plan, (vi) all required premium payments to the Pension Benefit Guaranty Corporation have been paid when due, and (vii) no "reportable event" (as described in Section 4043 of ERISA and the regulations thereunder) has occurred with respect to said Pension Benefit Plan.

          (f) Other Employee Benefit Plans and Agreements. Exhibit 2.18.3 lists and includes a copy of each profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or other incentive plan or agreement, fringe benefit program or employment agreement not terminable on thirty (30) days or less written notice, and any other employee benefit plan, agreement, arrangement, or commitment not previously listed on the Exhibits to this Section that is maintained by Corporation or to which Corporation contributes or is required to contribute. Exhibit 2.18.3 also contains a complete list of all employees of Corporation and the amount of vacation weeks accrued to each such employee.

          (g) Copies of Plans. Exhibit 2.18.4 includes, to the extent not included in Exhibits 2.18.1 through 2.18.3, true and complete copies of: each Welfare Benefit Plan; each Pension Benefit Plan, related trust agreements, annuity contracts and other funding instruments; each plan, agreement, arrangement, and commitment referred to in subsection (f) of this Section; favorable determination letters; annual reports (Form 5500 series) required to be filed with any governmental agency for each Welfare Benefit Plan and each Pension Benefit Plan for all plan years, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; current summary plan descriptions for all Welfare Benefit Plans and Pension Benefit Plans; and actuarial reports as of the last valuation date for each Pension Benefit Plan that is subject to Title IV of ERISA.

          (h) Continuation Coverage Requirements for Health Plans. All group health plans of Corporation (including any plans of affiliates of Corporation that must be taken into account under Section 4980B of the
     Code) have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Title I, Part 6 of ERISA to the extent such requirements are applicable.

          (i)  Valid  Obligations.  All Welfare  Benefit Plans, Pension  Benefit
     Plans, related trust agreements, annuity contracts or other funding instruments, and all plans, agreements, arrangements and commitments referred to in subsection (f) of this Section are legal, valid and binding and in full force and effect, and there are no defaults thereunder. Except as specified in Exhibit 2.18.5, none of the rights of Corporation thereunder will be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of Corporation thereunder will be enforceable by AFI at and after the Closing without the consent or agreement of any other party other than consents and agreements specifically listed in Exhibit 2.18.5.

          (j) COBRA. As of the Closing Date, Corporation has no employees who are receiving COBRA continuation coverage or who may yet timely elect such coverage, regardless of whether the COBRA qualifying event accrues prior to, on or after the

     Closing Date. Corporation has complied in all material respects with The Family and Medical Leave Act of 1993 ("FMLA"). Corporation has no employees who are, or will be, on FMLA leave as of the Closing Date.

          (k) Health Insurance. Corporation does not provide, and is not obligated to provide, benefits, including, but not limited to, death, health, medical or hospitalization benefits (whether or not insured), with respect to current or former employees, their dependents or beneficiaries beyond their retirement or other termination of employment other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Corporation, or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

     2.19 Intellectual Property. Corporation has good and marketable title to, and Exhibit 2.19 contains a detailed listing of, each copyright, trademark, trade name, service mark, trade dress, patent, franchise, trade secret, product designation, formula, process, know-how, right of publicity, design and other similar rights (collectively "Intellectual Property Rights") used in, or necessary for, the operation of its business as currently conducted. Except as otherwise set forth on Exhibit 2.19, all of said Intellectual Property Rights are free and clear of all royalty obligations, security interests, liens and encumbrances. Corporation has the exclusive right to use all Intellectual Property Rights used in, or necessary for, the operation of its business as currently conducted. Corporation has taken all action necessary to protect against and defend against, and neither Shareholders have any knowledge of, any conflicting use of any such Intellectual Property Rights. Corporation does not have nor does Corporation utilize any Intellectual Property Rights except those which are set forth in Exhibit 2.19. Except as set forth in Exhibit 2.19, Corporation is not a party in any capacity to any franchise, license, royalty or other agreement respecting or restricting any Intellectual Property Rights, and the Intellectual Property Rights used by Corporation in the conduct of Corporation's business do not conflict with the Intellectual Property Rights of any third party. No product made, sold or distributed by Corporation, or service provided by Corporation, violates any license or infringes any Intellectual Property Rights of any third party, and there are no pending claims or demands by any third party to the contrary.

     2.20 Customers.

          (a) Set forth on Exhibit 2.20(a) hereto ("Customer List") is a list of the names and addresses of any person or entity who purchased services from Corporation to date.

          (b) Set forth in Exhibit 2.20(b) attached hereto ("Customer Pricing") is a current list of Corporation's actual prices and/or fees, with any applicable discounts, rebates, allowances, or other similar rights.

          (c)  Shareholders   have  not  received  actual  notice  from  any  of
     Corporation's customers who represent in excess of five percent (5%) of the sales volume of

     Corporation that any of such customers will, for any reason, cease to do business with Corporation after the Closing.

          2.21 Labor Relations. Except as set forth in Exhibit 2.21, there have been no strikes, work stoppages or any demands for collective bargaining by any union or labor organization; there is no collective bargaining relationship between Corporation and any union; there is no dispute or controversy with any union or other organization of Corporation's employees and there are no arbitration proceedings pending or threatened involving a dispute or controversy. Corporation is in full compliance with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours including, without limitation, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Veterans Reemployment Rights Act, the Equal Employment Opportunities Act as amended by the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Employee Retirement Income Security Act, the Immigration Reform and Control Act of 1986, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Older Workers Benefit Protective Act, and all other Laws, each as amended to date, relating to employer/employee rights and obligations. To the best of Shareholders' knowledge, Corporation currently has satisfactory relationships with its employees.

          2.22 Insurance. Exhibit 2.22 lists and includes copies of all certificates of coverage regarding all of Corporation's existing insurance policies, the premiums therefor and the coverage of each policy. Corporation has maintained and, through the Closing Date, will maintain one or more liability insurance policies, with an aggregate coverage limit of at least One Million Dollars ($1,000,000) ("Liability Insurance"). To the best of their knowledge, the insurance in force is of a sufficient level to adequately compensate Corporation for any liabilities, obligations and claims that Corporation may incur related to errors and omissions by liabilities of Corporation, Shareholders, Corporation's shareholders, officers and employees prior to the Closing Date and up to a policy limit of at least One Million Dollars ($1,000,000).

     2.23 Environmental.

          (a)  For purposes of this Section:

               (i) "Hazardous Materials" means any hazardous, infectious or toxic substance, chemical, pollutant, contaminant, emission or waste which is or becomes regulated by any local, state, federal or foreign authority. Hazardous Materials include, without limitation, anything which is: (i) defined as a "pollutant" pursuant to 33 U.S.C. ss. 1362(6); (ii) defined as a "hazardous waste" pursuant to 42 U.S.C. ss. 6921; (iii) defined as a "regulated substance" pursuant to 42 U.S.C. ss. 6991; (iv) defined as a "hazardous substance" pursuant to 42 U.S.C. ss. 9601(14); (v) defined as a "pollutant or contaminant" pursuant to 42 U.S.C. ss. 9601(33); (vi) petroleum; (vii) asbestos; and (viii) polychlorinated biphenyl.

               (ii) "Environmental Laws and Regulations" means all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Laws relating to pollution, nuisance, or the environment including, without limitation, (i) the Federal Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.ss. 9601 et seq.; (iii) the Federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss. 1101 et seq.; (iv) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq.; (v) the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq.; (vi) the Solid Waste Disposal Act, 42 U.S.C. ss.ss. 6901 et seq.; (vii) the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; (viii) Laws relating in whole or part to emissions, discharges, releases, or threatened releases of any Hazardous Material; and (ix) Laws relating in whole or part to the manufacture, processing, distribution, use, coverage, disposal, transportation, storage or handling of any Hazardous Material.

          (b) The operations and activities of Corporation comply, and have in the past complied, in all respects, with all Environmental Laws and Regulations. There are no pending or currently proposed changes to any Environmental Laws and Regulations which, when implemented or effective, may affect the operations of Corporation.

          (c) Corporation has obtained and is and has been in full compliance with all requirements, permits, licenses and other authorizations which are required with respect to Corporation's operations, as well as the transactions contemplated hereby under all Environmental Laws and Regulations. Exhibit 2.23(a) lists each such permit, license or other authorization. There are no other such permits, licenses or other authorizations which are required by any Environmental Laws and Regulations after the Closing.

          (d) There is no civil, criminal, administrative or other action, suit, demand, claim, hearing, notice of violation, proceeding, investigation, notice or demand pending, received, or, to the best knowledge of Corporation, threatened against Corporation relating in any way to any Environmental Laws and Regulations.

          (e) Corporation has not caused or experienced any past or present events, conditions, circumstances, plans or other matters which: (i) are not in compliance with all Environmental Laws and Regulations; (ii) may give rise to any statutory, common law, or other legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation or investigation based on or relating to Hazardous Materials including, without limitation, such matters relating to any property owned, leased or utilized by Corporation at any time; (iii) arise from inventory of or waste from Hazardous Materials; or (iv) arise from any off-site disposal, release or threatened release of Hazardous Materials.

          (f) No asbestos, polychlorinated biphenyls, lead-based paints, or radon are on any real property or in any building now or previously owned, operated, leased or utilized by Corporation.

          (g) Corporation has not received any notice or indication from any governmental agency or private or public entity advising it that it is or may be responsible for any investigation or response costs with respect to a release, threatened release or cleanup of chemicals or materials produced by or resulting from any business, commercial or industrial activities, operations or processes, including, without limitation, any Hazardous Materials. Corporation is not aware of any facts which might give rise to such notices.

          (h) No underground tanks, piping or subsurface structures of any type exist or have existed on any real property now or previously owned, operated, leased or utilized by Corporation except as disclosed on Exhibit
       2.23(b).

          (i) Exhibit 2.23(d) contains complete copies of all environmental investigations, assessments, audits, studies, tests and related materials in possession of Corporation, or known to Corporation to exist, which relate to the current or prior operations of Corporation or any real property now or previously owned, operated, leased or utilized by Corporation.

     2.24 Bank Accounts. As of the Closing, Exhibit 2.24 will list of all bank accounts, lock boxes, safe deposit boxes and post office boxes maintained in the name of or controlled by Corporation and the names of the persons having access thereto.

     2.25 Compensation. Exhibit 2.25 lists the current job title and total remuneration (including, without limitation, salary, commissions and bonuses) for each of the Shareholders and for each officer, director, employee or consultant of Corporation who is expected to receive total remuneration from the Corporation in excess of Ten Thousand Dollars ($10,000) during the current fiscal year. Except as disclosed on Exhibit 2.25, Corporation has not since the Financial Statement Date and will not prior to the Closing Date increase or commit to increase the base compensation, bonus or the rate (or any other component) of total compensation payable or to become payable by Corporation to any employee (including any director or officer), whether such person is listed on Exhibit 2.25 or not, and, except as set forth herein, no extraordinary compensation, commission, or bonus will be paid by Corporation.

     2.26 Commitments.
          -----------

          (a)  Except as set forth in Exhibit 2.26  hereto or as  otherwise  set
                                      ------------
     forth in this Agreement, Shareholders have not entered into, nor are Corporation's Assets or Business bound by, whether or not in writing, any agreement or instrument, or any charter or other restriction, or any judgment, order, writ, injunction, decree, rule or regulation that could or does materially and adversely affect the Corporation's Assets or business ("Commitment"), except as otherwise set forth in this Agreement and on the Balance Sheet.

          (b) Except as disclosed in the applicable Exhibit hereto, neither Shareholders nor Corporation have received actual notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment or agreement, and neither Shareholders nor Corporation know of any fact that would justify the exercise of such right.

          (c)  Except for the Contracts set forth on Exhibit 2.10,  there are no
                                                     ------------
     written or oral contractual Commitments, contracts, or agreements to which Corporation is a party, which shall be binding upon Corporation on or after the Closing.

     2.27 Other  Employee  Matters.  Set forth  in Exhibit  2.27  hereto are the
          ------------------------                 -------------
following:

          (a) A description of the termination or severance pay policy of Corporation.

          (b) A complete and accurate list of all holiday and vacation pay and other benefits accrued as of the date hereof, in respect of employees of Corporation.

          (c) A description of the workers compensation loss experience of Corporation as of the date hereof.

Except as set forth on  Exhibit  2.27  hereto, no  employment  manual or written
                        -------------
     employment policy and/or procedures have been provided to or for employees, and no written or verbal employment, consultant or independent contractor agreement exists to which Corporation may be bound. Shareholders have delivered to AFI accurate and complete copies of all such employment agreements, consulting agreements, confidentiality agreements and all other agreements, plans and other instruments to which Corporation is a party and under which its employees or consultants are entitled to receive benefits of any nature. To Shareholders' actual knowledge, Corporation is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours and is not engaged in, nor has it committed, any discriminatory employment practice or unfair labor practice as defined in the National Labor Relations Act of 1947, as amended. There is no employment discrimination claim, either pending or threatened, against Corporation, and there is no unfair labor practice claim against Corporation before the National Labor Relations Board.

     2.28 WARN.  Corporation  has never  effected  any "plant  closing" or "mass
          ----
layoff" within the meaning of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101 et seq. as amended ("WARN").
                    -- ---

     2.29 Overtime, Back Wages, Vacation and Minimum Wages. No present or former
          ------------------------------------------------
employee of Corporation has, or will as of the Closing Date have, any claim against Corporation (whether under federal, state or local law, any employment agreement, or otherwise) on account of or for (a) overtime pay, other than overtime pay for the then current payroll period, (b) wages or salary for any period other than the current payroll period, (c) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year or accrued on Corporation's books and records, or (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. All amounts required to be withheld by Corporation from its employees have been properly withheld and will be timely deposited and all contributions required to be paid by Corporation in respect of its employees have been paid in accordance with the applicable provisions of federal, state and local laws regarding income tax withholding and social security, workers compensation, unemployment compensation or similar taxes or contributions.

     2.30 ADA. Corporation has received no notice from any individual, entity or
          ---
federal, state, local governmental agency or official notifying it that Corporation or any property or asset of Corporation is in violation of, or in noncompliance with, the Americans with Disabilities Act (the "ADA"). Corporation has not received any notice of a claim or potential claim under the Civil Rights Act of 1991 for any violation of the ADA.

     2.31 Permits.  Set forth in Exhibit 2.31  attached  hereto is a list of all
          -------                ------------
permits, licenses and approvals from federal, state, county, local and foreign governmental and regulatory bodies (collectively, "Permits") held, utilized or applied for by Corporation, including, without limitation, all state licenses required to be issued in those states in which Corporation does business, and the Permits are valid and in full force and effect. Except as set forth on
Exhibit 2.31, no other or additional licenses, permits or approvals are required
------------
of or from any governmental authority or agency in connection with the conduct of the Business which, if not obtained, could materially and adversely affect the Corporation's business or the Assets. Corporation and the Corporation's business have complied and are in compliance, in all material respects, with the terms and conditions of the Permits and no violation of any of the Permits or the laws or rules governing the issuance or continued validity thereof has occurred. Neither Shareholders nor Corporation have received any claim or notice, and Shareholders have no actual knowledge indicating, that Corporation or the Corporation's business is not in compliance with the terms of any such Permits and with all requirements, standards and procedures of the federal, state, county, local and foreign governmental regulatory bodies which issued them. Corporation is in compliance with all federal, state, county and local laws, ordinances, codes, regulations, orders, requirements, standards and procedures, including but not limited to any and all laws, regulations and ordinances relating to or regulating human health and the environment, which are applicable to Corporation or the business.

     2.32 Shareholders' Acquisition  of AFI's Stock.   Shareholders   separately
          -----------------------------------------
represent and warrant to AFI the following with respect to AFI's stock to be transferred to them in accordance with this Agreement:

          (a) The AFI stock to be transferred to them is being acquired by Shareholders for investment purposes and not with a view to distribution or resale. Shareholders shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the shares of AFI stock or any interest therein unless the AFI stock is registered under the 1933 Act, and any applicable securities laws of any state or jurisdiction or unless the AFI stock is the subject of an opinion of counsel, which opinion and counsel are reasonably acceptable to AFI, that such registration is not required. The stock certificates evidencing the AFI stock will bear legends setting forth the restrictions on transfers stated immediately above, and stop-transfer instructions will be delivered by AFI to AFI's stock transfer agent (Interwest Transfer) reflecting such restrictions.

          (b)  Attached  hereto  as Exhibit 2.32(b) is  an Information Statement
                                    ---------------
     and copy of the AFI Plan of Reorganization and Disclosure Statement dated July 29, 1998, and confirmation order from the Bankruptcy Court relating to said Plan that provides Shareholders with information about AFI and its business. Shareholders have reviewed the Information Statement, Plan of Reorganization and Disclosure Statement, and have had ample opportunity to discuss AFI's business, management and financial affairs with directors, officers and management of AFI, have had an opportunity to review the Plan of Reorganization and Disclosure Statement, and have been given complete access and the opportunity to review AFI's books and records, operations and facilities and are fully aware of the risks associated with receiving AFI's stock.

          (c) Shareholders have such knowledge and experience in financial and business matters as to permit them to make an informal investment decision concerning the receipt of AFI's stock and any risk incumbent thereto.

          (d) Shareholders will not, for a period of three (3) years after Closing, acquire any further shares of stock of AFI if the acquisition of those shares will, (i) in the reasonable opinion of competent tax counsel for AFI, cause a "change of control" of AFI as determined under Section 382 of the Internal Revenue Code of 1986, as amended, including the regulations as promulgated thereunder, or under the comparable provision of any future internal revenue law; or (ii) have the effect of reducing the number of shares which FMIC could acquire under its option without such FMIC acquisition causing a "change of control."

     2.33 Disclosure. No representation or warranty made by Shareholders in this
          ----------
Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to AFI, by or on behalf of Shareholders in connection with any of the transactions contemplated by this Agreement contains any untrue statement of fact or omits to state a fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made.

     2.34 Survival.  The  representations  and warranties  made by  Shareholders
          --------
under this Agreement are being made for the sole purpose of assuring AFI of the peaceful possession of the stock and operation of Corporation, free of claims made by third-party creditors, taxing authorities and others who may have a claim against Shareholders or Corporation, or of Shareholders' ability to complete this transaction according to terms and conditions set forth herein, other than as set forth on the Balance Sheet. Each of the representations, warranties and covenants made in this Agreement by Shareholders shall survive this Closing Date and shall inure to the benefit of and be enforceable by AFI.

     2.35 Public Announcements. Neither Shareholders nor Corporation shall issue
          --------------------
or cause the publication of any press release or any other announcement with respect to the transactions contemplated by this Agreement without the prior written consent of AFI.

     2.36 Make-up of Shareholder  Group.  The JMO Group  represents and warrants
          -----------------------------
that the Shareholders of the JMO Group involve either individuals who are shareholders of

Corporation  in their  individual  capacities or minor children under the age of
18. The Jean Offill Grandchildren's Irrevocable Trust represents and warrants that, except for Angela Offill, the beneficiaries of the Jean Offill Grandchildren's Irrevocable Trust are all minor children under the age of 18. The Jean Offill Grandchildren's Irrevocable Trust and JMO Group acknowledge that AFI is relying upon these representations and warranties in not requiring the other Shareholders of the JMO Group and the beneficiaries of the Jean Offill Grandchildren's Irrevocable Trust to become parties to and bound by the provisions of Article VI regarding noncompetition. The Jean Offill Grandchildren's Irrevocable Trust covenants to Corporation and AFI that none of the beneficiaries of the Jean Offill Grandchildren's Irrevocable Trust will compete, pursuant to the terms and conditions of Article VI hereof, with Corporation or AFI during the noncompetition period set forth in Article VI. The JMO Group covenants to Corporation and AFI that none of the Shareholders of the JMO Group will compete, pursuant to the terms and conditions of Article VI hereof, with Corporation or AFI during the noncompetition period set forth in
Article VI.

                                  ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF AFI
                     -------------------------------------

AFI hereby represents and warrants to Shareholders, as follows:

     3.01 Corporate  Organization,  etc.  AFI is a corporation  duly  organized,
          -----------------------------
validly existing and in good standing under the laws of the State of Delaware.

     3.02 Authorization,  etc. Upon  Bankruptcy  Court  approval,  AFI  has full
          -------------------
corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. As of the Closing, the Board of Directors of AFI will have duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby, and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby.

     3.03 No Violation. AFI is not subject to or obligated under any certificate
          ------------
of incorporation, bylaw, Law, or any agreement or instrument, or any license, franchise or permit, which would be breached or violated by its execution, delivery or performance of this Agreement. AFI will comply with all Laws in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     3.04 Governmental  Authorities.   Except as set forth on Exhibit 3.04,  and
          -------------------------                           ------------
except for Bankruptcy Court approval, AFI is not required to submit any notice, report or other filing with and no consent, approval or authorization is required by any governmental or regulatory authority in connection with AFI's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.05 Insurance.  AFI will have at  Closing  insurance  policies  that  will
          ---------
provide general liability insurance coverage for any liabilities, obligations and claims it may incur after Closing up to policy limits of at least One Million Dollars ($1,000,000.00).

     3.06 AFI's Plan of  Reorganization.  AFI's Plan of Reorganization  has been
          -----------------------------
confirmed by appropriate Bankruptcy Court order.

     3.07 Unregistered Stock. The AFI stock to be issued to Shareholders has not
          ------------------
been registered under the Securities Act of 1933 or registered or qualified under state laws. Except as set forth in Section 5.03 hereafter, AFI has no obligation to register such stock.

     3.08 Capital Stock;  Options.  All issued and outstanding shares of capital
          -------------
stock are validly issued, fully paid and nonassessable. Except for the option of First Mortgage Investment Company ("FMIC") to purchase up to three million (3,000,000) shares of stock of AFI at an option price of Fifty Cents ($.50) per share ("FMIC Option"), there are no issued and outstanding options, warrants, rights, securities, contracts, commitments, understandings, profit sharing or retirement plans, or other arrangements by which AFI is bound to issue any additional shares of its capital stock or options to purchase shares of its capital stock, except as set forth on Exhibit 3.08.
                                      ------------

     3.09 Subsidiaries and Affiliates.  Except as set forth in Exhibit 3.09, AFI
          ---------------------------                          ------------
has no subsidiaries, Affiliates or investments in any other entity or business operation. The term "Affiliates" means, for the purpose of this Agreement, each shareholder, director, officer and employee of AFI, and any director, officer or employee of AFI, and any corporation, partnership or other entity in which AFI or officer of AFI has any financial interest or is a controlling person, as that term is used in connection with the federal securities laws.

     3.10 Financial Statements. Exhibit 3.10 contains AFI's statements of financial position as of December 31, 1998, and statements of income and retained earnings for the period ending December 31, 1998. All such statements of financial position and the notes thereto are complete and accurate, contain a listing of all assets and liabilities of AFI and fairly present the financial position of AFI as of the respective dates thereof, and such statements of income and retained earnings and the notes thereto fairly present the results of operations for the periods therein referred to. Other than accrued income taxes not yet due and payable, all such statements include all adjustments (all of which were normal recurring adjustments) necessary to fairly present the financial position, results of operations and changes in financial position at and for such periods. The statement of financial position and statement of income and retained earnings as of December 31, 1998, are referred to collectively as the "AFI Balance Sheet." December 31, 1998, is referred to as the "Financial Statement Date."

     3.11 No Undisclosed Liabilities, Claims, etc. Except for (a) liabilities fully reflected or reserved against in the AFI Balance Sheet; (b) liabilities disclosed on Exhibit 3.11; and (c) regular and usual liabilities and obligations incurred in the ordinary course of business consistent with the AFI's past practices, AFI has no liabilities, obligations or claims (absolute, accrued, fixed or contingent, matured or unmatured, or otherwise), including liabilities, obligations or claims which may become known or which arise only after the Closing and which result from actions, omissions or occurrences of AFI prior to the Closing.

     3.12 Absence of Certain Changes. Since the Financial Statement Date, except as set forth on Exhibit 3.12, there has not been (a) any damage, destruction or loss to physical property, whether covered by insurance or not, adversely affecting AFI's properties and business; (b) any declaration, setting aside or payment of any dividend whether in cash, stock or property with respect to AFI's capital stock, or any redemption or other acquisition of such stock by AFI; (c) any increase in the compensation payable or to become payable by AFI to its directors, officers, key employees, Affiliates, or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such party; (d) any entry into any commitment or transaction involving borrowing or capital expenditure; (e) any termination or wavier of any rights of value to the business of AFI, except as set forth and accomplished in connection with the Plan of Reorganization; (f) any adoption or amendment of any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, or other plan, agreement, trust, fund or arrangement for the benefit of employees; (g) any agreement or understanding made or entered into to do any of the foregoing; or (h) any other material change in the business, properties or financial condition of the AFI, other than those changes affecting the industries in which AFI does business generally and that have occurred in the ordinary course of business.

     3.13 Litigation. Except as set forth in Exhibit 3.13, there is no suit, action, investigation or proceeding pending or, to the knowledge of AFI which, if adversely determined, would adversely affect the business, prospects, operations, earnings, properties or the condition, financial or otherwise, of AFI nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against AFI having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect.

     3.14 Tax Matters. The term "Taxes" means all net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees or assessments, or other governmental charges of any kind whatsoever, together with any interest, fines and any penalties, additions to tax or additional amounts incurred or accrued under applicable Laws or assessed, charged or imposed by any governmental authority, domestic or foreign, provided that any interest, penalties, additions to tax or additional amounts that relate to Taxes for any taxable period (including any portion of any taxable period ending on or before the Closing Date) shall be deemed to be Taxes for such period, regardless of when such items are incurred, accrued, assessed or imposed. For the purposes of this Section 3.14, AFI shall be deemed to include any predecessor of AFI or any person or entity from which AFI incurs a liability for Taxes as a result of any transferee liability, except as stated in Exhibit 3.14.1:

          (a) Except for fiscal years end 1997 and 1998, AFI has duly and timely filed (and prior to the Closing Date will duly and timely file) true, correct and complete tax returns, reports or estimates, all prepared in accordance with applicable Laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such returns, reports or estimates were due. All Taxes shown as due and payable on such returns, reports and estimates have been paid, and there is no current liability for any Taxes due and payable in connection with any such returns. There are no unpaid assessments for additional Taxes for any period nor is there any basis therefor. Attached hereto as Exhibit 3.14.2 are copies of all federal, state and foreign tax returns filed by AFI.

          (b) AFI is a member of a consolidated, combined or unitary group for federal, state, local or foreign tax purposes. AFI is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income tax purposes.

          (c) AFI has (i) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; (ii) paid all employer contributions and premiums and
     (iii) filed all federal, state, local and foreign returns and reports with respect to employee income tax withholding, and social security and unemployment taxes and premiums, all in compliance with the withholding tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as in effect for the applicable year or any prior provision thereof and other applicable Laws.

          (d) No deficiencies or reassessments for any Taxes have been proposed, asserted or assessed against AFI by any federal, state, local or foreign taxing authority. Exhibit 3.14.1 describes the status of any federal, state, local or foreign tax audits or other administrative proceedings, discussions or court proceedings that are presently pending with regard to any Taxes or tax returns of AFI (including a description of all issues raised by the taxing authorities in connection with any such audits or proceedings), and no additional issues are being asserted against AFI in connection with any existing audits or proceedings.

          (e) AFI has not executed or filed any agreement or other document extending the period for assessment, reassessment or collection of any Taxes, and no power of attorney granted by AFI with respect to any Taxes is currently in force.

          (f) AFI has not entered into any closing or other agreement with any taxing authority which affects any taxable year of AFI ending after the Closing Date. AFI is not a party to any tax sharing agreement or similar arrangement for the sharing of tax liabilities or benefits.

          (g) AFI has not agreed to and is not required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Closing Date. The Internal Revenue Service ("IRS") has not proposed to AFI any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date. AFI has no application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date.

          (h)  AFI has not consented to the application of Code Section 341(f).

          (i) There is no contract, agreement, plan or arrangement covering any employee or former employee of AFI that, individually or collectively, could give rise to the payment by AFI of any amount that would not be deductible by reason of Code Section 280G.

          (j) No asset of AFI is tax exempt use property under Code Section 168(h). No portion of the cost of any asset of AFI has been financed directly or indirectly from the proceeds of any tax exempt "State or local government bond" or any other obligation described in Code Section 103(a).

          (k) None of the assets of AFI is property that AFI is required to treat as being owned by any other person pursuant to the safe harbor lease provision of former Code Section 168(f)(8).

          (l) AFI does not have and has not had a permanent establishment in any foreign country and does not and has not engaged in a trade or business in any foreign country. AFI is not a foreign person within the meaning of Code
     Section 1445.

          (m) AFI will not be liable for any federal, state, local, foreign and other sales, use, documentary, recording, stamp, transfer or similar Taxes applicable to, imposed upon or arising out of the transfer of the Shares to AFI and the transactions contemplated by this Agreement.

     3.15 Compliance with Law.

          (a) AFI has not previously failed and is not currently failing to comply with any applicable Laws relating to the business of AFI or the operation of its assets where such failure or failures would individually or in the aggregate have an adverse effect on the financial condition, business, operations or prospects of AFI. In particular, but without limiting the generality of the foregoing, AFI is in compliance with all applicable Laws relating to anti-competitive practices, price fixing, health and safety, environmental, employment and discrimination matters. There are no proceedings of record and no proceedings are pending or threatened, nor has AFI or either Seller received any written notice regarding, or is otherwise aware of, any violation of any Law, including, without limitation, any requirement of OSHA or any pollution or environmental control agency (including air and water).

          (b) Exhibit 3.16 contains copies of all reports of inspections by representatives of any federal, state or local governmental entity or agency of the business and properties of AFI through the date hereof under OSHA and under all other applicable health, safety or environmental Laws. The deficiencies, if any, noted on such reports or any deficiencies noted by such inspections through the Closing Date shall be corrected by the Closing Date. AFI does not know or have reason to know of any other safety, health, environmental, anti-competitive or discrimination problems relating to the financial condition, business, assets, operations, prospects, earnings or employment practices of AFI.

     3.16 Tax Loss Carry Forward. AFI believes that it is more likely than not that the presently-existing tax loss carry forward present in AFI will not be adversely impacted by this transaction.

     3.17 Disclosure. No representation or warranty made by AFI in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished in connection with any of the transactions contemplated by this Agreement contains any untrue statement of fact or omits to state a fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made.

     3.18 Survival. The representations and warranties made by AFI under this Agreement are being made for the sole purpose of assuring Shareholders of the peaceful possession of the AFI stock. Each of the representations, warranties and covenants made in this Agreement by AFI shall survive for a period of two
(2) years after the Closing Date and shall inure to the benefit of and be enforceable by Shareholders; provided, however, that with respect to the representations, warranties and covenants made in Section 3.14, such representations, warranties and covenants shall survive for a period equal to the applicable statute of limitations period for the particular tax involved.

                                   ARTICLE IV
                            COVENANTS OF SHAREHOLDER
                            ------------------------

Except as otherwise consented to or approved by AFI in writing, until the Closing, Shareholders, jointly and severally, covenant and agree (and will cause Corporation to act or refrain from acting where required hereinafter) as follows:

     4.01 Amendments. Except as required for the transactions contemplated in this Agreement, no change or amendment shall be made in Corporation's articles or certificate of incorporation or bylaws. Corporation will not merge into or consolidate with any other corporation or person, or change the character of its business.

     4.02 Capital Changes. Corporation will not issue or sell any shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants to purchase or rights to subscribe to, any shares of its capital stock of any class.

     4.03 Dividends; Bonuses. Corporation will not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, nor shall Corporation, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock. Corporation will not pay, set aside, accrue, agree to or become liable in any manner for any bonus, of any nature or type,
(i) to Shareholders or any Affiliates, except for payment to Sequoia of up to Forty-eight Thousand Six Hundred Dollars ($48,600) as Corporation has previously advised AFI, or (ii) to any employee or officer of Corporation except in the ordinary course of business.

     4.04 Capital and Other Expenditures. Corporation will not make any capital expenditures, or commitments with respect thereto, except in the ordinary course of business. Corporation will not prepay any debt or obligation in excess of One Hundred Dollars ($100)

(except for prepaying trade accounts payable in the normal course of business to take advantage of cash discounts).

     4.05 Borrowing. Corporation will not incur, assume or guarantee any indebtedness or capital leases other than in the ordinary course of business. Corporation will not create or permit to become effective any mortgage, pledge, lien, encumbrance or charge of any kind upon its assets other than in the ordinary course of business.

     4.06 Other  Commitments.   Except  in  the   ordinary  course  of  business
consistent with the Corporation's past practices, Corporation will not enter into any transaction, make any commitment or incur any obligation.

     4.07 Full Access and Disclosure.

          (a) Corporation shall afford to AFI and its counsel, accountants and other authorized representatives access during business hours to Corporation's offices, plants, properties, books and records in order that AFI may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of Corporation and Corporation will cause its officers and employees to furnish such additional financial and operating data and other information as AFI shall from time to time reasonably request.

          (b) From time to time prior to the Closing Date, Corporation will promptly supplement or amend in writing information previously delivered to AFI with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed.

     4.08 Consents. Corporation will use all necessary means at its disposal to obtain on or prior to the Closing Date all consents necessary to the consummation of the transactions contemplated hereby.

     4.09 Breach of Agreement. Neither Shareholders nor Corporation will take any action which, if taken prior to the Closing Date, would constitute a breach of this Agreement.

     4.10 Fulfillment of Conditions. Corporation and Shareholders will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of AFI contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

     4.11 Regular Course of Business. Corporation will operate its business in the ordinary course, diligently and in good faith, consistent with Corporation's past management practices; will maintain (except for expiration due to lapse of time) all leases and contracts described herein in effect without change except as expressly provided herein; will comply with the provisions of all Laws, applicable to the conduct of its business; will not engage in any significant or unusual transaction; will not sell any assets or acquire any new assets, except in the ordinary and usual course of business; will not cancel, release, waive or compromise any debt, except for discounting of credit receivables in the ordinary course of business, claim or right in its favor having a value in excess of Five Thousand Dollars ($5,000) other than in connection with returns for credit or replacement in the ordinary course of business; will maintain insurance coverage up to the Closing Date in amounts adequate to protect and insure Corporation against perils which good business practice demands be insured against or which are normally insured against by other industry members similarly situated.

     4.12 Conversion of Long-term Debt to Equity. Shareholders shall contribute to Corporation prior to Closing, the long-term debt that Shareholders collectively hold from Corporation in the amount of at least One Hundred Seventy-five Thousand Dollars ($175,000).

                                   ARTICLE V
                                COVENANTS OF AFI
                                ----------------

AFI hereby covenants and agrees with Shareholders that:

     5.01 Books and Records. AFI shall preserve and keep Corporation's books and records delivered hereunder for a period of five (5) years from the date hereof and shall, during such period, make such books and records available to officers and directors of Corporation for any reasonable purpose.

     5.02 Fulfillment of Conditions. AFI will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of AFI contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

     5.03 Piggyback Registration Rights. If AFI proposes to file a registration statement under the Securities Act of 1933, other than a registration statement providing for the registration of stock to be issued upon the exercise of warrants issued in connection with the Plan of Reorganization (a "Registration Statement") at any time within two (2) years after the Closing Date with respect to an offering of common stock (other than a Registration Statement on Form S-8 or Form S-4) it will promptly give notice thereof to the Shareholders within twenty (20) days prior to the filing of such Registration Statement and such notice will offer the Shareholders the opportunity to register such number of Shares as the Shareholders may request. AFI will use its best efforts to cause the managing underwriter of such offering to permit the requesting Shareholders to include the Shares in such offering on the same terms and conditions as the other common stock being offered thereby. The number of Shares to be included in such offering may be reduced as the managing underwriter deems appropriate; provided however, that if shares of common stock are included in the offering, any such reduction in the number of Shares of any Shareholder will be reduced pro rata with any reduction in the number shares of common stock sought to be included in the registration by all other holders participating in the offering. The selection of the underwriters for any such offering shall be in the sole discretion of AFI. AFI will pay all reasonable expenses associated with the registration and sale of the Shares, including, without limitation, expenses for accounting, printing, registration and distribution fees and expenses, except that the Shareholders shall pay the expenses of their own legal counsel and all commissions and underwriting discounts payable with respect to the Shares. If any of the Shares are included in any registration pursuant to this section, each Shareholder shall take such action and furnish AFI with such information regarding and relating to the distribution of the Shares as AFI may from time to time reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement, including, without limitation, the following: (i) enter into an appropriate underwriting agreement containing terms and provisions then customary in agreements of that nature; (ii) enter into such customary agreements, powers of attorney and related documents at such time and on such terms and conditions as may then be customarily required in connection with such offering; and (iii) distribute the Shares only in accordance with and in the manner of distribution contemplated by the applicable Registration Statement and prospectus.

                                   ARTICLE VI
                             COVENANT NOT TO COMPETE

In  consideration of AFI's agreement to transfer the Purchase Price set forth in
Section 1.02 of this Agreement and payment of the consideration set forth therein at Closing, Shareholders, Dunn, and Offill hereby agree that for a period of three (3) years from the date thereof, they will not directly or indirectly, either by themselves or through others, or as individuals, partners, employees, agents, officers, stockholders, directors, trustees, beneficiaries, security holders, creditors, consultants or otherwise;

          (a) Solicit business from, divert business from, or attempt to convert to other methods of using the same or similar products and services as provided by AFI or Corporation, any client, account or location of AFI or Corporation, of which Shareholders had any contact or as a result of or during their employment by Corporation and/or AFI;

          (b) Perform services on behalf of any debt collection or similar business, or any business involving debt collection within a 150-mile radius of the greater Kansas City metropolitan area; or

          (c) Solicit from employment or employ any employee of Corporation and/or AFI.

Shareholders have carefully read and considered the provisions of this paragraph, and having done so, agree that the restrictions set forth in this paragraph (including, but not limited to, the time period restriction) are fair and reasonable, and are reasonably required for the protection of the interests of AFI, its officers, directors and other employees. Shareholders represent that their experience, age, capabilities, current health and assets are such that this Agreement does not deprive them from earning a livelihood or profits in the unrestricted business activities which remain open to them or from otherwise adequately and appropriately supporting themselves. In the event that, notwithstanding the foregoing, any of the provisions of this paragraph shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of the provisions of this paragraph relating to time period and/or areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, said time period and/or areas of restriction shall be deemed to become and thereafter be the maximum time period and/or areas which such court deems reasonable and enforceable. Shareholders agree that damages alone will be inadequate protection for AFI in the event of a breach or a threatened breach or violation of any of the provisions of this Agreement, and that AFI shall, in addition thereto, be entitled to an injunction restraining such breach or violation by Shareholders of any provision of this Agreement, and, such injunctive remedy shall not be in limitation of, but in addition to, any other remedies authorized by law for the breach or threatened breach of this Agreement, including the recovery of monetary damages and reasonable attorneys' fees. Shareholders and AFI expressly waive the posting of any bond or surety required prior to the issuance of an injunction hereunder. However, in the event that the court refuses to honor the waiver of the bond hereunder, Shareholders and AFI hereby expressly agree to a bond to be posted in this matter of One Hundred Dollars ($100). Nothing in this Agreement shall be construed to prohibit AFI from also pursuing any other remedy, the parties having agreed that all remedies are cumulative. Shareholders also recognize and covenant and agree that all records, materials and information, including, but not limited to, customer/clients lists, client business cards, pricing lists, bid lists, documents, records, notebooks, tapes, printed materials, notes, computer software, programs, disks, supplies and forms (collectively "Company Records"), relating to the stock purchased by AFI hereunder and Corporation's business and customers, are confidential, trade secrets and shall remain the exclusive property of AFI. Shareholders further agree that they will not at any time remove from Corporation's offices, duplicate or divulge any information regarding the Company Records. At the end of any employment of Shareholders with AFI or Corporation, Shareholders agree to return any Company Records in their possession to AFI or AFI's office. If Shareholder is not an employee of AFI or
Corporation, Shareholders agree to return any Company records in their possession at Closing to AFI or AFI's office. Shareholders agree that AFI shall have the right to seek specific performance requiring Shareholders to return any Company Records in their possession at any time after Closing. Dunn and Offill, respectively, hereby acknowledge that the shares of AFI common stock to be distributed to Piper, Jaffray, Inc., as custodian for the benefit of Terrence P. Dunn, and Mark P. Offill, as trustee of the Jean Offill Grandchildren's Irrevocable Trust, respectively, are sufficient consideration to them, respectively, to bind them, individually, to the provisions of this Article VI, and hereby agree that, in addition to the other remedies to which AFI is entitled as a result of a breach by said individuals of Article VI, the damages that occur as a result of said breach by them, respectively, will subject Piper, Jaffray, Inc., as custodian for the benefit of Terrence P. Dunn, and Mark P. Offill, as trustee of the Jean Offill Grandchildren's Irrevocable Trust, respectively, to the indemnity set forth in Article XI of this Agreement and to the Escrow Agreement that secures that indemnity.

                                  ARTICLE VII
                                OTHER AGREEMENTS

     7.01 Consultants, Brokers and Finders. Shareholders and AFI represent and warrant to one another that, other than Ken Koger, the existence of which will be disclosed in the Bankruptcy Court approval process, they have not retained any consultant, broker or finder in connection with the transactions contemplated by this Agreement. AFI hereby agrees to indemnify, defend and hold Shareholders and their affiliates harmless from and against any and all claims, liabilities or expenses for any brokerage fees, commissions or finders fees due to any consultant, broker or finder retained by AFI. Shareholders shall jointly and severally indemnify, defend and hold AFI and its officers, directors, employees and affiliates, harmless from and against any and all claims, liabilities or expenses for any brokerage fees, commissions or finders fees due to any consultant, broker or finder retained by Shareholders or Corporation.

     7.02 Consulting Agreement. Prior to Closing, Company and Sequoia Company will enter into a Consulting Agreement, substantially in the form of Exhibit 7.02, and Sequoia Company and Lee H. Grief will enter into a Designated Employee Agreement substantially in the form of Exhibit 7.03.

     7.03 Taxes.

          (a) Shareholders shall cause Corporation to prepare and file all tax returns and reports of Corporation due on or prior to the Closing Date, which returns and reports shall be prepared and filed timely and on a basis consistent with existing procedures for preparing such returns and reports and in a manner consistent with Corporation's prior practice with respect to the treatment of specific items on the returns or reports; provided, however, that if the treatment of any item on any such return or report has not been provided by prior practice, Shareholders shall cause Corporation to report such items in a manner that would result in the least amount of tax liability to Corporation and AFI for periods ending after the Closing Date. AFI shall cause Corporation to prepare and file all tax returns and reports of Corporation due after the Closing Date, which returns and reports, to the extent they relate to taxable periods beginning prior to, but including the Closing Date, shall be prepared and filed timely and on a basis consistent with existing procedures for preparing such returns and in a manner consistent with Corporation's prior practice with respect to the treatment of specific items on the returns and reports, unless such treatment does not have sufficient legal support to avoid the imposition of penalties.

          (b) AFI, Corporation and Shareholders shall provide each other with such assistance as may reasonably be requested by the others in connection with the preparation of any return or report of Taxes, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liabilities for Taxes. AFI, Corporation and Shareholders will retain for the full period of any statute of limitations and provide the others with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination.

          (c) If in connection with any examination, investigation, audit or other proceeding in respect of any tax return covering the operations of Corporation on or before the Closing Date, any governmental body or authority issues to Corporation a written notice of deficiency, a notice of reassessment, a proposed adjustment, an assertion of claim or demand concerning the taxable period covered by such return, AFI or Corporation shall notify Shareholders of its receipt of such communication from the governmental body or authority within thirty (30) business days after receiving such notice of deficiency, reassessment, adjustment or assertion of claim or demand. Except as provided below, Shareholders shall, at Shareholders' expense, have the nonexclusive right to participate in the contest of any such assessment, proposal, claim, reassessment, demand or other proceedings in connection with any tax return covering taxable periods of Corporation ending on or before the Closing Date. AFI and Corporation will not be obligated to settle or resolve any issue related to Taxes for such a period, which, if so settled or resolved, could have an effect on Corporation or AFI for periods after the Closing Date, unless Shareholders agree in writing with AFI and Corporation, in terms reasonably satisfactory to AFI and Corporation, to indemnify AFI and Corporation from any cost, damage, loss or expense relating to such settlement or resolution. Notwithstanding anything in this Agreement to the contrary, if any examination, investigation, audit or other proceeding relates to a tax return for a period that begins before and ends after the Closing Date, AFI and Corporation shall solely participate in, control and resolve such examination, investigation, audit or other proceeding, provided that AFI shall communicate with Shareholders regarding the status of such examination, investigation, audit or proceeding.

     7.04 Anti-dilution. AFI agrees, for a period of three (3) years after Closing, that it will not issue any voting common stock of AFI for less than Fifty Cents ($.50) per share in consideration received by AFI, absent the written agreement of Shareholders. Shareholders agree, however, that the Fifty Cents ($.50) per share requirement set forth herein shall be reduced proportionately upon the occurrence of a stock split or stock dividend of AFI common stock.

     7.05 Future Purchase of Shares. Shareholders, Dunn and Offill will not, for a period of three (3) years after Closing, acquire any further shares of stock of AFI if the acquisition of those shares will, (i) in the reasonable opinion of competent tax counsel for AFI, cause a "change of control" of AFI as determined under Section 382 of the Internal Revenue Code of 1986, as amended, including the regulations as promulgated thereunder, or under the comparable provision of any future internal revenue law; or (ii) have the effect of reducing the number of shares which FMIC could acquire under its option without such FMIC acquisition causing a "change of control." Shareholders, Dunn, and Offill hereby acknowledge and agree that they shall have personal liability for a violation of this Section 7.05, which liability shall not be limited by any provisions of
Article XI of this Agreement or limited to the shares of stock placed in escrow by Shareholders, pursuant to the Escrow Agreement.

                                  ARTICLE VIII
                      CONDITIONS TO THE OBLIGATIONS OF AFI

Each and every obligation of AFI under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by AFI:

     8.01 Representations and Warranties; Performance. The representations and warranties made by Shareholders herein shall be true and correct on the date of this Agreement and on the Closing Date with the same effect as though made on such date; Shareholders shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date; and Shareholders shall have delivered to AFI a certificate, dated the Closing Date, in the form designated as Exhibit
8.01 hereto, certifying to such matters and the other conditions contained in this Article VIII.

     8.02 Fairness Opinion. AFI shall have received a fairness opinion from a party and in form and substance reasonably agreeable to AFI, representing that Corporation has, as of the Closing Date, a fair market value, on an ongoing basis, of at least Seven Hundred Fifty Thousand Dollars ($750,000).

     8.03 Consents and Approvals. All consents from and filings with third parties, regulators and governmental agencies required to consummate the transactions contemplated hereby, or which, either individually or in the aggregate, if not obtained, would cause an adverse effect on Corporation's financial condition or business shall have been obtained and delivered to AFI, including but not limited to:

          (a) consents by Corporation's landlords.

          (b) consent by Corporation's equipment lessor(s).

          (c) consents by any of Corporation's lenders.

          (d) Bankruptcy Court approval, in AFI's sole discretion.

     8.04 Opinion of Counsel to Corporation and/or Shareholder. AFI shall have received an opinion of counsel to Corporation and/or Shareholders, dated the Closing Date, in a form satisfactory to AFI and Shareholders' Counsel.

     8.05 No Proceeding or Litigation. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced or threatened against Corporation, Shareholders or AFI or any of their respective principals, officers or directors seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

     8.06 Review. A full due diligence review of Corporation's business shall be completed by AFI, its legal counsel, its outside consultants, or others appointed by AFI. AFI shall be satisfied in its sole and absolute discretion with the results of AFI's due diligence review of Corporation and its business operations, prospects and assets. AFI shall bear the costs of this review.

     8.07 Other Agreements. The Agreements described in Article VII shall have been entered into and delivered.

     8.08 Board of Director Approvals. The Board of Directors of AFI shall have approved this Agreement, the transactions contemplated hereby and the Closing.

     8.09 Stock. Shareholders shall have delivered duly executed stock powers and duly issued stock certificates representing the Shares which assign and transfer the Shares to AFI.

     8.10 Adverse Change. There shall have been no material adverse change to the assets, liabilities, and business of Corporation.

     8.11 Computer Leases. AFI shall have entered into a certain indemnity agreement with Amy Greif on the computer leases utilized by Corporation at Closing.

     8.12 Execution of Escrow Agreement. Shareholders and AFI shall have entered into the Escrow Agreement.

     8.13 Termination of Existing Consulting Agreements. The existing consulting agreements between Corporation and Lee S. Greif and Amy S. Greif shall have been terminated by the parties thereto, with no further obligation of Corporation to either as a result thereof.

     8.14 Resignation of Existing Officers and Directors. The existing officers and directors of Corporation shall have resigned effective as of Closing.

     8.15 FMIC Line of Credit. AFI and FMIC shall have entered into an agreement in which FMIC agrees to provide to AFI, as of Closing, a Eight Hundred Seventy-five Thousand Dollar ($875,000) line of credit upon which AFI can draw down for any reason whatsoever. The line of credit shall remain in existence for a term of five (5) years and shall accrue interest at the rate of seven percent (7%) per annum fixed during the term of the line of credit, with interest paid quarterly by AFI to FMIC, and any principal borrowed on said line of credit due and payable five (5) years from the date of Closing. Said agreement shall provide that AFI shall draw down at Closing Two Hundred Fifty Thousand Dollars ($250,000) on said line of credit, with an additional One Hundred Thousand Dollars ($100,000) drawn down every thirty (30) days after Closing until the full Eight Hundred Seventy-five Thousand Dollar ($875,000) line of credit has been extended by FMIC to AFI. In addition, said agreement shall contain the covenant of AFI that it shall not, for a period of five (5) years from the Closing Date, repay said line of credit from revenues earned from the normal operations of AFI, nor will it, within two (2) years after the Closing Date, repay the line of credit through the borrowing of funds by AFI.

     8.16 Bankruptcy Court Approval. AFI shall have (a) received a limited notice order from the Bankruptcy Court in form and content agreeable to AFI, in its sole discretion, and, pursuant to said order, provided notice of the pending transaction to the creditors described in said order, with copies of the operative documents, including, but not limited to, the Consulting Agreement and Designated Employee Agreement; and (b) either no objection shall have been received to the proposed transaction and the Court has approved the transaction for completion by AFI or, if objections are received, after appropriate hearing with the Bankruptcy Court, an order is obtained from the Bankruptcy Court allowing AFI to complete the transaction.

     8.17 Koger Agreement. AFI, Corporation and Shareholders shall have entered into an agreement with Ken Koger, setting forth the compensation to be received by Ken Koger for his participation in this transaction, which said agreement shall be disclosed to the Bankruptcy Court in the approval process.

     8.18 SEC Filings. All delinquent 10-KSB and 10-QSB filings shall be filed with and accepted by the SEC.

     8.19 FMIC Transaction. A closing shall have occurred under the Acquisition Agreement between AFI and FMIC dated November 13, 1998.

     8.20 Greif Disclosure. Lee H. Greif will have disclosed, in writing, his participation in this transaction and relationship to Sequoia to the appropriate authorities governing and regulating his conduct, the contents of which shall be approved by AFI and its counsel.

In the event that any of these conditions have not occurred prior to Closing, AFI may, at its sole and absolute discretion, terminate this Agreement through notice to the other parties hereto.

                                   ARTICLE IX
                  CONDITIONS TO THE OBLIGATIONS OF SHAREHOLDERS

Each and every obligation of Shareholders under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by Shareholder:

     9.01 Representations and Warranties; Performance. The representations and warranties made by AFI herein shall be true and correct on the date of this Agreement and on the Closing Date with the same effect as though made on such date; AFI shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date; AFI shall have delivered to Shareholders a certificate of its Chief Operating Officer, dated the Closing Date, certifying to the fulfillment of the conditions set forth herein, in the form designated as
Exhibit 9.01 and the other conditions contained in this Article IX.

     9.02 No Proceeding or Litigation. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, or threatened, and no investigation by any governmental or regulatory authority shall have been commenced, or threatened, against Corporation, Shareholders, AFI or any of their respective principals, officers or directors, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

     9.03 Payment. The transfer of AFI's stock to Shareholders,  as described in
Section 1.02, shall have been made.

     9.04 Other Documents. AFI will furnish Shareholders with such other documents and certificates to evidence compliance with the conditions set forth in this Article as may be reasonably requested by Shareholders.

     9.05 Other  Agreements9.05Other  Agreements.  The  agreements  described in
Article VII shall have been entered into and delivered.

     9.06 Execution of Escrow Agreement. Shareholders and AFI shall have entered into the Escrow Agreement.

     9.07 Computer Leases. AFI shall have entered into a certain indemnity agreement with Amy Greif on the computer leases utilized by Corporation at Closing.

     9.08 Koger Agreement. AFI, Corporation and Shareholders shall have entered into an agreement with Ken Koger, setting forth the compensation to be received by Ken Koger for his participation in this transaction, which said agreement shall be disclosed to the Bankruptcy Court in the approval process.

     9.09 SEC Filings. All delinquent 10-KSB and 10-QSB filings shall be filed with and accepted by the SEC.

     9.10 FMIC Transaction. A closing shall have occurred under the Acquisition Agreement between AFI and FMIC dated November 13, 1998.

     9.11 Greif Disclosure. Lee H. Greif will have disclosed, in writing, his participation in this transaction and relationship to Sequoia to the appropriate authorities governing and regulating his conduct, the contents of which shall be approved by AFI and its counsel.

     9.12 FMIC Line of Credit . AFI and FMIC shall have entered into an agreement in which FMIC agrees to provide to AFI, as of Closing, a Eight Hundred Seventy-five Thousand Dollar ($875,000) line of credit upon which AFI can draw down for any reason whatsoever. The line of credit shall remain in existence for a term of five (5) years and shall accrue interest at the rate of seven percent (7%) per annum fixed during the term of the line of credit, with interest paid quarterly by AFI to FMIC, and any principal borrowed on said line of credit due and payable five (5) years from the date of Closing. Said agreement shall provide that AFI shall draw down at Closing Two Hundred Fifty Thousand Dollars ($250,000) on said line of credit, with an additional One Hundred Thousand Dollars ($100,000) drawn down every thirty (30) days after Closing until the full Eight Hundred Seventy-five Thousand Dollar ($875,000) line of credit has been extended by FMIC to AFI. In addition, said agreement shall contain the covenant of AFI that it shall not, for a period of five (5) years from the Closing Date, repay said line of credit from revenues earned from the normal operations of AFI, nor will it, within two (2) years after the Closing Date, repay the line of credit through the borrowing of funds by AFI.

In the event that any of these conditions have not occurred prior to Closing, Shareholders may, at their sole and absolute discretion, terminate this Agreement through notice to the other parties hereto.

                                   ARTICLE X
                                     CLOSING

     10.01 Closing. The closing of this transaction (the "Closing") shall be held on or before February 19, 1999, or on such other date (the "Closing Date") mutually agreed upon at such place or places as AFI shall designate.

     10.02 Deliveries at Closing.

          (a) At the Closing, Shareholders shall transfer and assign to AFI all of the Shares by delivering certificates representing each of the Shares, duly endorsed for transfer to AFI, and the other agreements, certifications and other documents required to be executed and delivered hereunder at the Closing shall be duly and validly executed and delivered.

          (b) From time to time after the Closing, at AFI's request and without further consideration from AFI, Shareholders shall execute and deliver such other instruments of conveyance and transfer and take such other action as AFI reasonably may require to convey, transfer to and vest in AFI and to put AFI in possession of the Shares to be sold, conveyed, transferred and delivered hereunder.

     10.03 Legal  Actions.   If,  prior  to the  Closing  Date,  any  action  or
proceeding shall have been instituted by any third party before any court or governmental agency to restrain or prohibit this Agreement or the consummation of the transactions contemplated herein, the Closing shall be adjourned at the option of any party hereto for a period of up to one hundred twenty (120) days. If, at the end of such 120-day period, the action or proceeding shall not have been favorably resolved, either party may, by written notice thereof to the other, terminate their respective obligations hereunder.

     10.04 Specific Performance. The parties agree that if any party hereto is obligated to, but nevertheless does not, consummate this transaction, then any other party, in addition to all other rights or remedies, shall be entitled to the remedy of specific performance mandating that the other party or parties consummate this transaction. In an action for specific performance by any party against any other party, the other party shall not plead adequacy of damages at law.

                                   ARTICLE XI
                                 INDEMNIFICATION

     11.01 Indemnification by Shareholder. Shareholders, jointly and severally (except for subparagraph (i) below, for which the Jean Offill Grandchildren's Irrevocable Trust shall be solely liable, and subparagraph (j) below, for which the JMO Group shall be solely liable), indemnify AFI and each of its shareholders, officers, directors, subsidiaries, agents, employees and attorneys against any loss, damage, or expense (including, but not limited to, reasonable attorneys' fees) ("Damages"), incurred or sustained by AFI or any of its shareholders, officers, directors, or subsidiaries, agents, employees and attorneys (a) as a result of any breach of any term, provision, covenant or agreement contained in this Agreement by Shareholder and/or Corporation; (b) as a result of any inaccuracy in any of the representations or warranties made by Shareholders and/or Corporation in Article II of this Agreement; (c) as a result of any inaccuracy or misrepresentation in any certificate or other document or instrument delivered by Shareholders and/or Corporation in accordance with any provision of this Agreement; (d) arising out of any violation or claimed violation of any environmental laws and regulations associated with the Leased Premises and occurring (although the claim may be later asserted) prior to Closing; (e) any taxes of Corporation, for taxable periods ending on or before the Closing Date, not included in the Closing Balance Sheet, including, but not limited to, taxes as a result from audits by any taxing authority of Corporation's taxes for taxable periods ending prior to the Closing Date and any expenses incurred by AFI and/or Corporation in connection with said audits; (f) as a result of the existence of any liabilities or obligations of Corporation not included on the Closing Balance Sheet of Corporation attached hereto; (g) as a result of the operation of Corporation prior to Closing; (h) as a result of ownership of Shares prior to Closing. The obligations of Shareholders as set forth in Section 11.01(b) shall be subject to and limited by the following: (i) as a result of the violation by the Jean Offill Grandchildren's Irrevocable Trust of its representations, warranties and covenants contained in Section 2.36 herein; or (j) as a result of the violation by the JMO Group of its representations, warranties and covenants contained in Section 2.36 herein:

               (i) AFI shall give written notice to Shareholders stating specifically the basis for the claim for Damages, the amount thereof and shall tender defense thereof to Shareholders as provided in
          Section 11.02; and

               (ii) The parties hereto agree that Shareholders' indemnity hereunder shall not go into effect until at least Five Thousand Dollars ($5,000) in aggregate damages have occurred during the period of indemnity hereunder.

               (iii) AFI hereby agrees that, except as set forth in Section 1.03(c) herein and in Section 7.05 herein, Shareholders' indemnity pursuant to this Agreement shall be nonrecourse to Shareholders personally and corporately. Except for Shareholders' obligation under
          Section 1.03(c) and except for violations of Section 7.05 hereunder, AFI agrees that its only remedy in connection with Shareholders' indemnity hereunder shall be to accept a forfeiture of Shareholders' shares pursuant to the terms and conditions of the Escrow Agreement attached hereto.

               (iv) The parties agree that the indemnity under Section 11.01, with respect to all items which can cause "damages" to occur thereunder, shall be limited to those items that are discovered and for which AFI provides notice to Shareholders of its claim for damages, which notification occurs within two (2) years of the date of Closing hereunder. However, notwithstanding the foregoing, with respect to the indemnity that arises out of subparagraph 11.01(e), the indemnity shall continue for a period equal to the applicable statute of limitations period for the particular tax involved.

     11.02 Tender of Defense for Damages. Promptly upon receipt by AFI of a notice of a claim by a third party which may give rise to a claim for Damages, AFI shall give written notice thereof to Shareholders. No failure or delay of AFI in the performance of the foregoing shall relieve, reduce or otherwise affect Shareholders' obligations and liability to indemnify AFI pursuant to this Agreement, except to the extent that such failure or delay shall have adversely affected Shareholders' ability to defend against such claim for Damages. Shareholders may, at their sole expense, undertake the defense against such claim and may contest or settle such claim on such terms, at such time and in such manner as Shareholders, in their sole discretion, shall elect and AFI shall execute such documents and take such steps as may be reasonably necessary in the opinion of counsel for Shareholders to enable Shareholders to conduct the defense of such claim for Damages. If Shareholders fail or refuse to defend any claim for Damages, Shareholders may nevertheless, at their own expense, participate in the defense of such claim by AFI and in any and all settlement negotiations relating thereto. In any and all events, Shareholders shall have such access to the records and files of AFI relating to any claim for Damages as may be reasonably necessary to effectively defend or participate in the defense thereof.

     11.03 Survival of Warranties. The respective representations and warranties of Shareholders and AFI contained herein or in any certificates or other documents delivered prior to or at the Closing are true, accurate and correct and shall not be deemed waived or otherwise affected by any investigation made by any party hereto or the occurrence of the Closing. Each and every such representation and warranty shall survive the Closing Date, and all claims for Damages based on intentional or fraudulent actions, misrepresentations or breaches shall never expire.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

     12.01 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of Shareholders, Corporation and AFI.

     12.02 Waiver of Compliance; Consents. Any failure of Shareholders on the one hand, or AFI on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by AFI or by
Shareholders, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.02.

     12.03 Expenses. Each party will pay its own legal, accounting and other expenses incurred by such party or on its behalf in connection with this Agreement and the transactions contemplated herein. If Corporation shall at any time pay any expenses incurred in connection with this Agreement or any part thereof or any of the proceedings and transactions contemplated hereunder including, without limitation, any legal, accounting, printing, filing or other costs. Such costs shall be deducted from and reduce the "Closing Owner's Equity" defined herein and, as such, may affect the Shares to be received and/or retained by Shareholders, pursuant to Section 1.03 hereof.

     12.04 Notices. Any notice, request, consent or communication (collectively a "Notice") under this Agreement shall be effective only if it is in writing and
(i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (iv) telexed or telecopied, with receipt confirmed, addressed as follows:

           If to Shareholders and/or Corporation:
                         Cannon Financial Company
                         Post Office Box 8266
                         Shawnee Mission, Kansas 66208

           With copy to:
                         Thomas K. Jones, Esq.
                         Payne & Jones, Chartered
                         11000 King, Suite 200
                         Post Office Box 25625
                         Overland Park, Kansas  66225

           If to AFI to:
                    Advanced Financial, Inc.
                    1900 Commerce Tower
                    911 Main Street
                    Kansas City, Missouri  64105
                    Attn:  President

           With copy to:
           Edward E. Frizell, Esq.
           Polsinelli, White, Vardeman & Shalton
           West 47th Street, Suite 1000
           Kansas City, Missouri  64112

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

     12.05 Definitions. For the purpose of this Agreement, "Laws" shall include, without limitation, all foreign, federal, state and local laws, statutes, rules, regulations, codes, ordinances, plans, orders, judicial decrees, writs, injunctions, notices, decisions or demand letters issued, entered or promulgated pursuant to any foreign, federal, state or local law. For the purpose of this Agreement, "generally accepted accounting principles" shall mean such principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question, and the requirement that such principles be applied on a "consistent basis" means that accounting principles observed in the current period are comparable in all material respects to those applied in the preceding periods, except as change is permitted or required under or pursuant to such accounting principles.

     12.06 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

     12.07 Governing Law. This Agreement shall be governed by the laws of the state of Missouri as to all matters including, but not limited to, matters of validity, construction, effect, performance and remedies.

     12.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.09 Neutral Interpretation. This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

     12.10 Headings.   The  article  and  section  headings  contained  in  this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.11 Release of All Claims. As additional consideration for the Purchase Price paid to Shareholders by AFI hereunder, the receipt and sufficiency of which is hereby acknowledged, Shareholders hereby release and forever discharge AFI, Corporation, their respective shareholder, partners, directors, officers, employees and agents, and their heirs, executors, administrators, successors and assigns, from any and all obligations, rights, duties, claims, causes of action, damages, liabilities and demands whatsoever under, arising out of, or in any way connected with or related to the respective relationships as a shareholder, director, officer, employee or agent of

Corporation. This release shall be binding on Shareholders, their respective heirs, administrators, executors, successors and assigns, and shall survive the Closing under this Agreement.

     12.12 Confidentiality. The parties hereto agree that the information on AFI and Corporation presented to one another shall remain confidential and shall not be disclosed by any parties, except to their attorneys, accountants, the Bankruptcy Court, and the appropriate officials of the Securities and Exchange Commission. In the event that a Closing does not occur hereunder, the parties agree to return all confidential information obtained in connection with this transaction to the party from whom it was received, and neither party shall be permitted to use, in its own behalf or on behalf of any third party, any confidential information which it obtained from the other party hereto.

     12.13 Entire Agreement. This Agreement, which term as used throughout includes the Exhibits hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first hereinabove set forth.

                                   AFI:

                                   ADVANCED FINANCIAL, INC.,
                                   a Delaware corporation

                                   By:
                                        ----------------------------------------
                                   Printed Name:
                                                  ------------------------------
                                   Title:
                                             -----------------------------------


                                   SHAREHOLDERS:

                                   SEQUOIA COMPANY

                                   By:
                                        ----------------------------------------
                                        Amy S. Greif, President

                               PIPER JAFFRAY, INC.,
                               custodian for the benefit of Terrence P. Dunn

                               By:
                                        ----------------------------------------
                               Name:
                                        ----------------------------------------
                               Title:
                                        ----------------------------------------


                               JMO GROUP

                               By:
                                        ----------------------------------------
                               Name:
                                        ----------------------------------------
                               Title:
                                        ----------------------------------------


                               JEAN OFFILL GRANDCHILDREN'S IRREVOCABLE TRUST

                               By:
                                        ----------------------------------------
                                        Mark P. Offill, Trustee


                               -------------------------------------------------
                               David W. Offill


                               -------------------------------------------------
                               Larry Davis


                               -------------------------------------------------
                               Constance Davis


                               CORPORATION:

                               CANNON FINANCIAL COMPANY,
                               a Kansas corporation

                               By:
                                   ---------------------------------------------
                               Printed Name:
                                             -----------------------------------
                               Title:
                                             -----------------------------------

                              DUNN:


                              --------------------------------------------------
                              Terrence P. Dunn


                              OFFILL:


                              --------------------------------------------------
                              Mark P. Offill

                             SCHEDULE OF EXHIBITS TO
                          AGREEMENT FOR REORGANIZATION


Exhibits             Title
--------             -----

Exhibit 1.03         Escrow Agreement

Exhibit 2.01         Certificate or Articles of Incorporation,
                     Bylaws and Minutes of the of Corporation

Exhibit 2.02         Schedule of Authorized, Issued and
                     Outstanding Capital Stock of Corporation

Exhibit 2.03         Schedule of Subsidiaries and Affiliates

Exhibit 2.05         Restrictions on Ability to Perform

Exhibit 2.06         Required Governmental Approvals

Exhibit 2.07         Financial Statements

Exhibit 2.08         Liabilities

Exhibit 2.09         Certain Changes

Exhibit 2.10         Schedule of Contracts

Exhibit 2.12         Title and Related Matters

Exhibit 2.12(a)      Leased Site Lease

Exhibit 2.12(b)      Landlord Estoppel Letter

Exhibit 2.13         Legal Proceedings and Judgments

Exhibit 2.14.1       Certain Tax Matters

Exhibit 2.14.2       Tax Returns

Exhibit 2.15         Government Contracts

Exhibit 2.16         Copies of Reports and Inspections

Exhibit 2.18.1       Welfare Benefit Plans; Retiree Health Benefits

Exhibit 2.18.2       Pension Benefit Plans

Exhibit 2.18.3       Other Benefit Plans Including Vacations

Exhibit 2.18.4       Other Plan Documents

Exhibit 2.18.5       Consents and Agreements

Exhibit 2.19         Schedule of Intellectual Property Rights

Exhibit 2.20(a)      Customer List

Exhibit 2.20(b)      Customer Fees

Exhibit 2.20(c)      Work in Process

Exhibit 2.21         Labor Relations

Exhibit 2.22         Schedule of Insurance

Exhibit 2.23(a)      Environmental Matters

Exhibit 2.23(b)      Underground Tanks, Piping and Subsurface
                     Structures

Exhibit 2.23(d)      Environmental Investigations

Exhibit 2.24         Bank Accounts

Exhibit 2.25         Compensation Schedule

Exhibit 2.26         Commitments

Exhibit 2.27         Other Employee Matters

Exhibit 2.31         Permits

Exhibit 2.32(b) Information Statement; AFI July 29, 1998 Plan of Reorganization and Disclosure Statement

Exhibit 3.04         Required Notice

Exhibit 3.08         Capital Stock Options

Exhibit 3.09         Subsidiaries and Affiliates

Exhibit 3.10         AFI's Financial Statements

Exhibit 3.11         AFI's Liabilities

Exhibit 3.12         Certain Changes (AFI)

Exhibit 3.13         Litigation

Exhibit 3.14.1       AFI's Tax Matters

Exhibit 3.14.2       AFI's Tax Returns

Exhibit 3.16         Copies of Reports and Inspections (AFI)

Exhibit 7.02         Consulting Agreement

Exhibit 7.03         Designated Employee Agreement

Exhibit 8.01         Certificate of Fulfillment of Conditions by
                     Shareholders

Exhibit 9.01         Certificate of Fulfillment of Conditions by
                     AFI

                                  Exhibit 1.03

                                Escrow Agreement

                                  Exhibit 2.01

         Certificate or Articles of Incorporation, Bylaws and Minutes of
                                 the Corporation

                                  Exhibit 2.02

                 Schedule of Authorized, Issued and Outstanding
                          Capital Stock of Corporation


Certificate       Date             No. of Shares    Holder

                                  Exhibit 2.03

                     Schedule of Subsidiaries and Affiliates

                                  Exhibit 2.05

                       Restrictions on Ability to Perform

                                  Exhibit 2.06

                         Required Governmental Approvals

                                  Exhibit 2.07

                              Financial Statements

                                  Exhibit 2.08

                                   Liabilities

                                  Exhibit 2.09

                                 Certain Changes

                                  Exhibit 2.10

                              Schedule of Contracts

                                  Exhibit 2.12

                            Title and Related Matters

                                 Exhibit 2.12(a)

                                Leased Site Lease

                                 Exhibit 2.12(b)

                            Landlord Estoppel Letter

                                  Exhibit 2.13

                         Legal Proceedings and Judgments

                                 Exhibit 2.14.1

                               Certain Tax Matters

                                 Exhibit 2.14.2

                                   Tax Returns

                                  Exhibit 2.15

                              Government Contracts

                                  Exhibit 2.16

                        Copies of Reports and Inspections

                                 Exhibit 2.18.1

                 Welfare Benefit Plans; Retiree Health Benefits

                                 Exhibit 2.18.2

                              Pension Benefit Plans

                                 Exhibit 2.18.3

                     Other Benefit Plans Including Vacations

                                 Exhibit 2.18.4

                              Other Plan Documents

                                 Exhibit 2.18.5

                             Consents and Agreements

                                  Exhibit 2.19

                    Schedule of Intellectual Property Rights

                                 Exhibit 2.20(a)

                                  Customer List

                                 Exhibit 2.20(b)

                                  Customer Fees

                                 Exhibit 2.20(c)

                                 Work in Process

                                  Exhibit 2.21

                                 Labor Relations

                                  Exhibit 2.22

                              Schedule of Insurance

                                 Exhibit 2.23(a)

                              Environmental Matters

                                 Exhibit 2.23(b)

               Underground Tanks, Piping and Subsurface Structures

                                 Exhibit 2.23(d)

                          Environmental Investigations

                                  Exhibit 2.24

                                  Bank Accounts

                                  Exhibit 2.25

                              Compensation Schedule

                                  Exhibit 2.26

                                   Commitments

                                  Exhibit 2.27

                             Other Employee Matters

                                  Exhibit 2.31

                                     Permits

                                 Exhibit 2.32(b)

         Information Statement; AFI July 29, 1998 Plan of Reorganization
                            and Disclosure Statement

                                  Exhibit 3.04

                                 Required Notice


File 8-K of AFI within fourteen (14) days after Closing of transaction.

File prior to Closing by AFI, the 1997 10-KSB, June 30, 1997 10-QSB, September 30, 1997 10-QSB, December 31, 1997 10-QSB, March 31, 1998 10-KSB, June 30, 1998
10-QSB, September 30, 1998 10-QSB, December 31, 1998 10-QSB.

                                  Exhibit 3.08

                              Capital Stock Options


a) 900,000 warrants to existing creditors of AFI at an execution price of $1.25 per share, pursuant to the Bankruptcy Plan.

b) William B. Morris is to receive an option to acquire 149,999 shares of AFI common stock at $.25 per share, pursuant to the Bankruptcy Plan.

                                  Exhibit 3.09

                           Subsidiaries and Affiliates


                   AFI Mortgage Corp., a Nebraska corporation

                                  Exhibit 3.10

                           AFI's Financial Statements

                                  Exhibit 3.11

                                AFI's Liabilities


                                      None

                                  Exhibit 3.12

                              Certain Changes (AFI)


 All transactions discussed within AFI and AFI Mortgage Corp.Bankruptcy Plans.

                                  Exhibit 3.13

                                   Litigation


Any and all suits filed prior to filing of the bankruptcy of AFI or AFI Mortgage Corp.

                                 Exhibit 3.14.1

                                 AFI Tax Matters


                                      None

                                 Exhibit 3.14.2

                                 AFI Tax Returns

                                  Exhibit 3.16

                     Copies of Reports and Inspections (AFI)


                                      None

                                  Exhibit 7.02

                              Consulting Agreement

                                  Exhibit 7.03

                          Designated Employee Agreement

                                  Exhibit 8.01

            Certificate of Fulfillment of Conditions by Shareholders

                                  Exhibit 9.01

                 Certificate of Fulfillment of Conditions by AFI